Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JBG SMITH PROPERTIES
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JBG SMITH PROPERTIES

4747 Bethesda Avenue, Suite 200
Bethesda, MD 20814

March 13, 2020

Dear Shareholder:

       You are cordially invited to the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of JBG SMITH Properties to be held on Thursday, April 30, 2020 at 8:30 a.m., local time, at our corporate headquarters located at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

       At the Annual Meeting, shareholders will be asked to (i) elect 11 trustees to our Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement ("Say-on-Pay"), (iii) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020, and (iv) transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. The accompanying Notice of Annual Meeting and Proxy Statement describe these matters.

       Our Board of Trustees appreciates and encourages your participation in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by submitting your proxy. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so choose.

       Pursuant to rules adopted by the U.S. Securities and Exchange Commission's "notice and access" rules, we have elected to provide access to our proxy materials via the Internet. Accordingly, instead of mailing printed copies of those materials to each shareholder, our proxy materials are available at www.proxyvote.com. We anticipate sending a Notice of Internet Availability of Proxy Materials to our shareholders on or about March 13, 2020 that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

Sincerely,

W. Matthew Kelly Chief Executive Officer

JBG SMITH PROPERTIES

4747 Bethesda Avenue, Suite 200
Bethesda, MD 20814

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
To be held on April 30, 2020

To the Shareholders of JBG SMITH Properties:

       NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the "Annual Meeting") of JBG SMITH Properties, a Maryland real estate investment trust (the "Company"), will be held at the Company's corporate headquarters located at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814 on Thursday, April 30, 2020 at 8:30 a.m., local time, for the following purposes:

  1.
  To elect 11 trustees to the Board of Trustees to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualify;

  2.
  To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement ("Say-on-Pay");

  3.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020; and

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

       The foregoing items of business are more fully described in the Company's Proxy Statement accompanying this Notice.

       The Company knows of no other matters to come before the Annual Meeting. Only holders of record of the Company's common shares at the close of business on March 2, 2020 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

       Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board of Trustees strongly encourages you to exercise your right to vote. Pursuant to the U.S.

Securities and Exchange Commission's "notice and access" rules, the Company's Proxy Statement and 2019 Annual Report to Shareholders are available online at www.proxyvote.com.

By Order of the Board of Trustees,
Steven A. Museles Chief Legal Officer and Corporate Secretary

March 13, 2020
Bethesda, Maryland

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY INTERNET, BY TELEPHONE, OR BY MAIL BY COMPLETING, DATING AND SIGNING THE ACCOMPANYING PROXY CARD AND RETURNING IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

JBG SMITH PROPERTIES

4747 Bethesda Avenue, Suite 200
Bethesda, MD 20814

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. This Proxy Statement first will be made available to shareholders on or about March 13, 2020.

ANNUAL MEETING OF SHAREHOLDERS

Date and Time April 30, 2020 at 8:30 a.m. (local time)	Record Date March 2, 2020
Location 4747 Bethesda Avenue, Suite 200 Bethesda, MD 20814	Number of Common Shares Outstanding and Eligible to Vote at the Meeting as of March 2, 2020 134,882,683 common shares

VOTING MATTERS

       Shareholders are being asked to vote on the following matters at the Annual Meeting:

Board Recommendation
Proposal 1. Election of 11 Trustees (page 11)	FOR EACH NOMINEE
Proposal 2. Say-on-Pay: Advisory Vote on Executive Compensation (page 16)	FOR
Proposal 3. Ratification of the Appointment of Deloitte & Touche LLP for 2020 (page 17)	FOR

OUR BUSINESS AND FORMATION

The Company

       JBG SMITH Properties is a real estate investment trust ("REIT") that owns, operates, invests in and develops a dynamic portfolio of high-growth mixed-use properties in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the capital region, including National Landing where we now serve as the exclusive developer for Amazon's new headquarters. JBG SMITH's portfolio currently comprises 20.8 million square feet of high-growth office, multifamily and retail assets, of which 98% (at our share) are metro-served. We also maintain a robust future pipeline encompassing 18.7 million square feet of mixed-use development opportunities.

2019 Business Performance Highlights

       Our significant accomplishments in 2019 include:

       In addition, our total shareholder return ("TSR") during the past two years, as described in the section titled "Compensation Discussion and Analysis — Elements of Executive Compensation Program — 2019 Annual Equity Grants," exceeded that of most of our peers.

  JBGS TSR Performance vs. Peer Group (12/29/17 – 12/31/19)

Executive Compensation

       Our executive compensation program emphasizes performance over the long term by focusing on three important goals:

•
Alignment with shareholder interests by requiring significant share ownership, tying substantial portions of pay to performance and paying a majority of compensation in equity subject to performance and multi-year vesting periods;

•
Attracting and retaining the highest caliber executives who possess the skills to continue to grow and manage our business successfully; and

•
Motivating our executives to achieve corporate and individual objectives.

Executive Compensation Elements and Objectives

2019 Executive Target Pay Mix

       As described in the section titled "Elements of Executive Compensation Program" below, W. Matthew Kelly, David P. Paul and Steven W. Theriot each elected to receive 100% of their 2019 cash bonuses in the form of equity awards.

2019 Actual Executive Pay Mix Before and After Cash Bonus Equity Election

Performance-Based Equity Structure

CORPORATE GOVERNANCE HIGHLIGHTS

       Our corporate governance is structured in a manner that the Board of Trustees (the "Board") believes closely aligns the Company's interests with those of our shareholders.

       Our Board and its Corporate Governance and Nominating Committee remain attentive to and consider proposed corporate governance changes with two overarching principles in mind: (i) that governance of a public company by the majority of its shareholders is fair, and (ii) that the Company should align itself with the governance practices of corporate America generally, not just REITs.

       In light of the foregoing, in February 2020 our Board amended our bylaws (the "bylaws") to provide that, in uncontested trustee elections, a nominee for trustee will be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election (i.e., the number of shares voted "for" a trustee nominee exceeds the number of shares voted "against" such trustee nominee). Our bylaws retain plurality voting for contested trustee elections. Previously, the Company had plurality voting in all trustee elections.

       Notable features of our corporate governance structure include the following:

Shareholder Alignment

✓

Annual election of Trustees

✓

Majority voting standard in uncontested trustee elections, with mandatory resignation policy for Trustees who do not receive the required number of votes for election

✓

Shareholder proxy access

✓

7 out of 12 current Trustees are independent

✓

All members of Board Committees are independent Trustees

✓

Share ownership requirements for executive officers and Trustees

✓

Policy prohibiting hedging or pledging of Company securities by our executive officers, including named executive officers, and hedging by our trustees

✓

No "poison pill"

✓

Shareholders may amend the bylaws, by a majority vote of shares entitled to be cast

✓

"Claw-back" policy for performance-based compensation

✓

Diversity of skills, experience and backgrounds of Trustees

✓

Shareholders may call a special meeting of shareholders if a specified voting threshold is met – a majority of shares entitled to be cast on the matter

✓

The Company has opted out of the Maryland Unsolicited Takeovers Act

✓

The Company has opted out of the Maryland Business Corporation Act

JBG SMITH PROPERTIES

4747 Bethesda Avenue, Suite 200
Bethesda, MD 20814

PROXY STATEMENT

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

       This Proxy Statement is furnished by the Board of Trustees (the "Board") of JBG SMITH Properties in connection with the Board's solicitation of proxies for the 2020 Annual Meeting of Shareholders of JBG SMITH Properties (the "Annual Meeting") to be held on Thursday, April 30, 2020 at 8:30 a.m., local time, at our at our corporate headquarters located at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, and at any adjournments or postponements thereof. This Proxy Statement will first be made available to shareholders on or about March 13, 2020.

       We maintain a website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

       Unless the context requires otherwise, references in this Proxy Statement to "JBG SMITH," "we," "our," "us" and the "Company" refer to JBG SMITH Properties, a Maryland real estate investment trust ("REIT"), together with its consolidated subsidiaries. References to our "formation transaction" refer to our 2017 separation from Vornado Realty Trust ("Vornado") and subsequent acquisition of the management business and certain assets of The JBG Companies® ("JBG") to become an independent publicly traded company. Following the formation transaction, JBG SMITH became an independent, publicly traded company listed on the New York Stock Exchange under the ticker symbol "JBGS". References to the "JBG Legacy Funds" refer to the legacy real estate investment funds formerly organized by JBG.

Why did I not automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

       Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") to our shareholders that provides instructions on how to access our proxy materials on the Internet. Shareholders may follow the instructions in the Proxy Notice to elect to receive future proxy materials in print by mail or electronically by email.

What am I being asked to vote on?

       You are being asked to vote on the following proposals:

•
Proposal 1 (Election of Trustees):  The election of the 11 trustee nominees to the Board to serve until the 2021 Annual Meeting of Shareholders (the "2021 Annual Meeting") and until their successors have been duly elected and qualify;

•
Proposal 2 (Say-on-Pay):  The approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement (the "Say-on-Pay vote"); and

•
Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP):  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

       Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board's voting recommendations?

       The Board recommends that you vote as follows:

•
Proposal 1 (Election of Trustees): "FOR" each of the Board's nominees for election as trustees;

•
Proposal 2 (Say-on-Pay): "FOR" the approval, on a non-binding advisory basis, of the compensation of our Company's named executive officers as disclosed in this Proxy Statement; and

•
Proposal 3 (Ratification of the appointment of Deloitte & Touche LLP): "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020.

Who is entitled to vote at the Annual Meeting?

       The close of business on March 2, 2020 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of our common shares of beneficial interest ("common shares") as of the close of business on the Record Date, or their duly appointed proxies, are entitled to receive notice of, to attend, and to vote at the Annual Meeting. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and you must obtain a proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote the shares at the Annual Meeting. On the Record Date, our outstanding voting securities consisted of 134,882,683 common shares.

What are the voting rights of shareholders?

       Each common share is entitled to one vote on each matter to be voted. Votes in the election of trustees may not be cumulated.

How do I vote?

       If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and the Proxy Notice was sent directly to you by us. In that case, if you choose not to attend the Annual Meeting and vote in person, you may instruct the proxy holders named in the proxy card how to vote your common shares in one of the following ways:

•
Vote online.  You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Proxy Notice.

•
Vote by telephone.  You also have the option to vote by telephone by following the "Vote by Phone" instructions on the proxy card.

•
Vote by regular mail.  If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

       If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you choose not to attend the Annual Meeting and vote in person, you should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form for this purpose.

       Of course, you always may choose to attend the Annual Meeting and vote your shares in person. If you do attend the Annual Meeting and have already submitted a proxy, you may withdraw your proxy and vote in person.

How are proxy card votes counted?

       Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting directions are not made, the proxy will be voted "FOR" each of the 11 trustee nominees, "FOR" approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, and "FOR" ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and in such manner as the proxy holders named on the proxy (the "Proxy Agents"), in their discretion, determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

       If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the "NYSE") (the exchange on which our common shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold our common shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a "routine" matter under the NYSE's rules. On "non-routine" matters, brokers do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called "broker non-vote." Pursuant to the rules of the NYSE, the election of trustees and the Say-on-Pay proposals each are "non-routine" matters, and brokerage firms may not vote on these matters without instructions from their clients, resulting in broker non-votes. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a "routine" matter under NYSE's rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for the proposals to pass?

       The proposals to be voted on at the Annual Meeting have the following voting requirements:

•
Proposal 1 (Election of Trustees):  With respect to Proposal One, you may vote "FOR," "AGAINST" or "ABSTAIN". Pursuant to our bylaws, in uncontested elections the affirmative vote of a majority of all votes cast is required to elect a trustee. There is no cumulative voting in the election of trustees. For purposes of the vote on Proposal One, a majority of all votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

•
Proposal 2 (Say-on-Pay):  You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal Two. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of the vote on Proposal Two, a majority of the votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

•
Proposal 3 (Ratification of the Appointment of Deloitte & Touche LLP):  You may vote "FOR," "AGAINST" or "ABSTAIN" on Proposal Three. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020. For purposes of the vote on Proposal Three, a majority of the votes cast means that the shares voted "FOR" the proposal must exceed the votes "AGAINST" the proposal, and therefore abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, abstentions will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

       Holders representing a majority of all votes of our outstanding common shares entitled to be cast at the Annual Meeting must be present, in person or by proxy, for a quorum to exist. If the shares present in person or by proxy at the Annual Meeting do not constitute a quorum, the Annual Meeting may be adjourned to a subsequent time. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker non-votes also will be counted as present for purposes of determining the presence of a quorum.

If I plan to attend the Annual Meeting, should I still vote by proxy?

       Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the meeting.

Who can attend the Annual Meeting?

       Only shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Shareholders will be asked to present valid picture identification such as a driver's license or passport and proof of share ownership as of the Record Date. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, cameras, sound or video recording, or other similar equipment or electronic devices, and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact Investor Relations at (240) 333-3643 or email jmarcus@jbgsmith.com.

Will any other matters be voted on?

       The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

Can I change my vote after I have voted?

       You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your common shares are held by a broker, bank or any other persons holding common shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting proxies for the Annual Meeting and who is paying for such solicitation?

       The enclosed proxy for the Annual Meeting is being solicited by the Board. We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, certain of our trustees, officers and employees may solicit proxies by telephone, personal contact or other means of communication. They will not receive any additional compensation for these activities. In addition, we will, upon request, reimburse brokers, banks and other persons holding common shares on behalf of beneficial owners for the reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

       No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

       Please call Investor Relations at (240) 333-3643 or email jmarcus@jbgsmith.com if you have any questions in connection with voting your shares.

 PROPOSAL ONE: ELECTION OF TRUSTEES

       Effective as of the Annual Meeting, the Board has set the number of trustees at 11. Our declaration of trust initially divided our Board into three classes and provides that the terms of the first, second and third classes will expire at our Annual Meeting. Commencing with the Annual Meeting, each trustee will be elected annually for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualifies. There is no cumulative voting in the election of trustees.

       Each of the individuals below currently serves on our Board, with the exception of Alisa Mall, and each has been recommended by our Corporate Governance and Nominating Committee and nominated by our Board to serve on the Board until our 2021 Annual Meeting and until their respective successors are elected and qualify. Ms. Mall, a first-time nominee, was initially identified by our Chief Executive Officer, and was then evaluated and considered by the Corporate Governance and Nominating Committee, which subsequently unanimously recommended her for election. Based on its review of the relationships between the trustees and the Company, the Board has determined that all of our trustees and trustee nominees, except Michael J. Glosserman, W. Matthew Kelly, Steven Roth, Mitchell N. Schear and Robert A. Stewart, are independent under applicable SEC and NYSE rules.

       Pursuant to the Master Transaction Agreement (the "Master Transaction Agreement"), dated as of October 31, 2016, that resulted in the formation transaction, Vornado and JBG originally appointed six trustees each (the "Vornado Board Designees" and the "JBG Board Designees," respectively). Scott A. Estes, Alan S. Forman, Michael J. Glosserman, W. Matthew Kelly, Ellen Shuman and Robert A. Stewart were appointed as JBG Board Designees and Charles E. Haldeman, Jr., Carol A. Melton, William J. Mulrow, Steven Roth, Mitchell N. Schear and John F. Wood were appointed as Vornado Board Designees.

       The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee, and the Proxy Agents will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

       The Corporate Governance and Nominating Committee has set forth a written policy including minimum qualifications that a trustee candidate must possess. In addition, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate Governance and Nominating Committee when evaluating a particular candidate. See "Corporate Governance and Board Matters — Trustee Nominee Selection Process."

Nominees for Election as Trustees

       The table below sets forth the names of each of our trustee nominees, all of whose terms will expire at the 2021 Annual Meeting. For each person, the table lists the age, as well as the current positions and offices with the Company.

Name	Position with the Company	Age as of the Annual Meeting

Scott A. Estes	Trustee	49
Alan S. Forman	Trustee	54
Michael J. Glosserman	Trustee	74
Charles E. Haldeman, Jr.	Trustee	71
W. Matthew Kelly	Trustee, Chief Executive Officer	47
Alisa M. Mall	N/A	42
Carol A. Melton	Trustee	65
William J. Mulrow	Trustee	64
Steven Roth	Chairman of the Board	78
Ellen Shuman	Trustee	65
Robert A. Stewart	Trustee, Executive Vice Chairman	58

       Set forth below is biographical information of each of our trustee nominees.

       Scott A. Estes.    Mr. Estes served as the Executive Vice President and Chief Financial Officer of Welltower Inc. (NYSE: HCN), a real estate investment trust focused on healthcare infrastructure from January 2009 through October 2017. Mr. Estes joined Welltower Inc. in April 2003 from Deutsche Bank Securities, a financial firm, where he served as Senior Equity Analyst and Vice President from January 2000 to April 2003. Since June 2018 Mr. Estes has served on the Board of Directors of Essential Properties Realty Trust (NYSE: EPRT), a real estate investment trust that acquires, owns and manages primarily single-tenant properties, where he serves as the chair of the Audit Committee and a member of the Compensation and Nominating and Corporate Governance Committees. Mr. Estes received his Bachelor of Arts from the College of William and Mary.

       Mr. Estes was selected to serve on our Board based on his financial and business experience as Chief Financial Officer of a large real estate investment trust.

       Alan S. Forman.    Mr. Forman serves as a Director of Investments at the Yale University Investments Office, the team charged with managing the University's $25 billion endowment fund. Mr. Forman joined the Investments Office in October 1990 as a Senior Financial Analyst and has served as a Director of Investments since October 1997. In October 1992 and October 1994, he was promoted to Senior Associate and Associate Director, respectively. Mr. Forman also serves on the Board of Directors of Stemline Therapeutics, where he is the chair of the Nominating and Corporate Governance Committee and a member of the Audit and Compensation Committees. Mr. Forman previously served on the Board of Trustees of Acadia Realty Trust (NYSE: AKR), where he served as Chairman of the Compensation Committee and was a member of the Nominating and Corporate Governance Committee. Mr. Forman also served on the Board of Directors of Kimpton Group Holdings, which was ultimately sold to Intercontinental Hotels Group (NYSE: IHG). He served on the Compensation and Nominating and Governance Committees at Kimpton Group Holdings. Mr. Forman received a Bachelor of Arts from Dartmouth College and a Master of Business Administration from the Stern School of Business at New York University.

       Mr. Forman was selected to serve on our Board based on his experience overseeing real estate investments for Yale University's endowment and, in that capacity, his longstanding investment relationship with the JBG Legacy Funds.

       Michael J. Glosserman.    Mr. Glosserman worked at JBG from March 1979 until June 2017, and he served as a Managing Partner and member of JBG's Executive Committee from 2008 until June 2017. He began his career as a staff attorney with the U.S. Department of Justice in March 1971, before moving into commercial real estate investment and development in various senior positions with the Rouse Company between March 1972 and March 1979. He currently serves on the board of directors of the CoStar Group (NASDAQ: CSGP), a provider of information, analytics and marketing services to the commercial real estate industry in the United States and United Kingdom. He received his Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and his Juris Doctor from the University of Texas Law School.

       Mr. Glosserman was selected to serve on our Board based on his 45 years of experience in all facets of commercial and residential real estate investment, development, and operations.

       Charles E. Haldeman, Jr.    From July 2009 to June 2012, Mr. Haldeman served as the Chief Executive Officer of the Federal Home Loan Mortgage Corporation, a public government-sponsored enterprise that operates in the U.S. secondary mortgage market. Mr. Haldeman joined the Federal Home Loan Mortgage Corporation from Putnam Investments, where he served as President and Chief Executive Officer from November 2003 to June 2008 and Chairman from June 2008 to June 2009. Mr. Haldeman served as the Non-Executive Chairman of KCG Holdings (NYSE: KCG) from November 2013 until July 2017. Since 2012, Mr. Haldeman has served as a member of the Board of Directors of S&P Global (NYSE: SPGI), including as the Non-Executive Chairman since April 2015 and as a member of the Financial Policy and Nominating and Corporate Governance Committees. Mr. Haldeman also served as the director of DST Systems (NYSE: DST) from November 2014 until April 2018. Mr. Haldeman received his Bachelor of Arts from Dartmouth College, Summa Cum Laude, a Master of Business Administration from Harvard Business School, where he graduated with high distinction as a Baker Scholar, and a Juris Doctor from Harvard Law School.

       Mr. Haldeman was selected to serve on our Board based on his managerial experience, in particular his experience overseeing the Federal Home Loan Mortgage Corporation's strategy, operating plans and financial goals.

       W. Matthew Kelly.    Mr. Kelly serves as our Chief Executive Officer and a member of the Board. Mr. Kelly worked at JBG from August 2004 until the formation transaction and served as Managing Partner and a member of JBG's Executive Committee and Investment Committee from 2008 until the formation transaction. Mr. Kelly was responsible for the day-to-day oversight of JBG's investment strategy and the investment and acquisition activity of the JBG Legacy Funds. Prior to joining JBG, he was co-founder of ODAC Inc., a media software company, which he helped start in March 2000, and prior to that worked in private equity and investment banking as an analyst with Thomas H. Lee Partners in Boston, and Goldman Sachs, & Co (NYSE: GS) in New York. Mr. Kelly is a Trustee of the Urban Institute and serves as a member of the NAREIT Executive Board and the Real Estate Roundtable. He also serves as Chairman of the Board of the Medstar Health Washington Hospital Center. Mr. Kelly has served in a number of academic posts including as an Executive in Residence of the Steers Center at the McDonough School of Business at Georgetown University. Mr. Kelly received his Bachelor of Arts with honors from Dartmouth College and a Master of Business Administration from Harvard Business School.

       Mr. Kelly was selected to serve on our Board based on his experience as a successful business leader and entrepreneur, as well as the breadth and depth of his experience in all facets of commercial and residential real estate investment, development, and operations.

       Alisa M. Mall.    Ms. Mall has served as Managing Director, Investments at Carnegie Corporation, where she has managed the corporation's real assets portfolio since 2011, prior to which she served as Associate Director of Investments at Carnegie Corporation since 2009. Prior to Carnegie Corporation, Ms. Mall served as Director, Equity Capital Markets, at Tishman Speyer Properties from 2007 to 2009. She previously practiced law as a real estate associate at the law firm Orrick, Herrington & Sutcliffe.

She serves on the boards of the Pension Real Estate Association (PREA), Breakthrough New York, and the Bronfman Fellowship and is a member of the investment committee of UJA-Federation of New York. She received her Juris Doctor from Stanford Law School and her Bachelor of Arts, magna cum laude, from Yale University.

       Ms. Mall was selected to serve on our Board based on her experience making and overseeing real estate portfolio investments.

       Carol A. Melton.    Ms. Melton is the Chief Executive Officer and founder of Adeft Capital, a venture capital firm advising and investing in early stage and growth companies, as well as other U.S. and international business interests. Ms. Melton previously served as a senior executive officer of two global media and entertainment companies (formerly known respectively as Time Warner Inc. and Viacom). At Time Warner, Ms. Melton served as Executive Vice President of Global Public Policy from June 2005 until June 2018. Ms. Melton joined Time Warner from Viacom, where she served as Executive Vice President for Government Relations from June 1997 to June 2005. Ms. Melton is a member of the Council on Foreign Relations and serves on the Board of Directors and as First Vice President of the Economic Club of Washington, DC. She is also a Director of Halcyon. Ms. Melton received her Bachelor of Arts degree from Wake Forest University, a Master of Arts from the University of Florida and a Juris Doctor from the Washington College of Law at American University.

       Ms. Melton was selected to serve on our Board based on her experience in strategic oversight of policy-related activities for global businesses.

       William J. Mulrow.    Mr. Mulrow has served as a senior advisor to Blackstone, an alternative asset manager, since May 2017. Mr. Mulrow has served as a Director of Consolidated Edison, Inc. (NYSE: ED) since November 2017 and Titan Mining Corporation (TSX: TI) since October 2018. Mr. Mulrow previously served as a Director of Arizona Mining Inc. (TSX: AZ) from June 2017 until June 2018. From January 2015 to April 2017, Mr. Mulrow served as Secretary to Andrew M. Cuomo, Governor of the State of New York. Prior to his service in the Governor's office, Mr. Mulrow worked as a Senior Managing Director at Blackstone from April 2011 to January 2015. Mr. Mulrow has also worked in senior positions at Paladin Capital Group, Citigroup (NYSE: C), Rothschild and Donaldson, Lufkin and Jenrette Securities Corporation. Mr. Mulrow has served in a number of academic posts including the Board of Advisors for the Taubman Center for State and Local Government at the Harvard University John F. Kennedy School of Government and on the Board of the Maxwell School of Citizenship and Public Affairs at Syracuse University. Mr. Mulrow received a Bachelor of Arts, Cum Laude, from Yale University and a Master of Public Administration from the Harvard University John F. Kennedy School of Government.

       Mr. Mulrow was selected to serve on our Board based on his more than 30 years of experience in business, government and politics.

       Steven Roth.    Mr. Roth has been the Chairman of the Board of Trustees of Vornado (NYSE: VNO) since May 1989 and Chairman of the Executive Committee of the Vornado board since April 1980. From May 1989 until May 2009, Mr. Roth served as Vornado's Chief Executive Officer, and has been serving as Chief Executive Officer again since April 15, 2013. He is a co-founder and Managing General Partner of Interstate Properties since September 1968. He has also served as the Chief Executive Officer and Chairman of the Board of Alexander's, Inc. (NYSE: ALX) since March 1995 and May 2004, respectively, and has served as a trustee of Urban Edge Properties (NYSE: UE) since the completion of its spin-off from Vornado in January 2015. Mr. Roth was a director of J. C. Penney Company, Inc., a retailer (NYSE: JCP), from February 2011 until September 2013. Mr. Roth is a graduate of DeWitt Clinton High School in the Bronx. He received his Bachelor of Arts degree from Dartmouth College and a Master of Business Administration degree with Highest Distinction from The Tuck School of Business at Dartmouth.

       Mr. Roth was selected to serve on our Board based on his 48 years of experience in all facets of commercial and residential real estate investment, development and operations.

       Ellen Shuman.    Since August 2013, Ms. Shuman has served as the Managing Partner of Edgehill Endowment Partners, an endowment and foundation investment management firm. Prior to founding Edgehill Endowment Partners, Ms. Shuman served as Vice President and Chief Investment Officer of Carnegie Corporation of New York, a philanthropic foundation, from January 1999 to July 2011. Ms. Shuman served as the Director of Investments of the Yale Investment Office, which manages the endowment of Yale University, from 1986 to 1998. Ms. Shuman previously served as a Director of General American Investors (NYSE: GAM) from 2004 to 2013 and as a Director of Meristar Hospitality Corporation (NYSE:MHX) from 2001 to 2006. Ms. Shuman served as a trustee of Bowdoin College from 1992 to 2013 and as an investment advisor, trustee, and investment committee chair of the Edna McConnell Clark Foundation from 1998 to 2013. Ms. Shuman served as a board member of The Investment Fund for Foundations from 2000 to 2009. Ms. Shuman received her Bachelor of Arts degree, Magna Cum Laude, from Bowdoin College and a Master of Public and Private Management from the Yale University School of Management.

       Ms. Shuman was selected to serve on our Board based on her experience in the management of investments for endowments and foundations.

       Robert A. Stewart.    Mr. Stewart serves as Executive Vice Chairman of our Board. Mr. Stewart worked at JBG from June 1988 until the formation transaction, serving as Managing Partner and Chair of the Investment Committee, and, during his tenure with JBG, focused on the acquisition, financing and disposition of JBG investments, conceiving development plans for JBG assets and the asset management and fundraising processes. Mr. Stewart served as a member of JBG's Executive Committee from its formation until the formation transaction. Mr. Stewart received his Bachelor of Arts from Princeton University and a Master of Business Administration from The Wharton School of the University of Pennsylvania.

       Mr. Stewart was selected to serve on our Board based on his experience as a successful business leader, as well as his extensive experience in all facets of commercial and residential real estate investment, development, and operations.

Vote Required and Recommendation

       Trustees are elected by a majority of all votes cast in uncontested elections. A majority of votes cast means that the number of votes "FOR" a nominee must exceed the number of votes "AGAINST" that nominee. There is no cumulative voting in the election of trustees. For purposes of this Proposal One, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"
ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

       Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), our shareholders are entitled to cast a non-binding advisory vote at the Annual Meeting to approve the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules, including the "Compensation Discussion and Analysis" section of this Proxy Statement, the compensation tables and accompanying narrative disclosures. We refer to this as our "Say-on-Pay" vote. While this Say-on-Pay vote is an advisory vote that is not binding on the Company or the Board, we value the views of our shareholders, and the Board's Compensation Committee, which administers our executive compensation program, will consider the outcome of the vote when making future compensation decisions. The Board has adopted a policy, which shareholders approved by a non-binding advisory vote, of providing for an annual Say-on-Pay vote.

       The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements—base salary, annual bonus incentives and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. When determining the overall compensation of our named executive officers, including base salaries, annual bonus incentives and long-term equity incentives amounts, the Compensation Committee considers a number of factors it deems important, including:

•
the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our performance;

•
the business environment, our strategy, and our financial, operational and market performance;

•
corporate governance and regulatory factors related to executive compensation; and

•
marketplace compensation levels and practices.

       The Compensation Committee comprises independent trustees responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see "Corporate Governance and Board Matters—Committees of the Board — Compensation Committee."

       We believe that our executive compensation program achieves our compensation objectives. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting:

       "RESOLVED, that the Company's shareholders approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this Proxy Statement."

  Vote Required and Recommendation

       The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of approving this Proposal Two, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee of our Board, which is composed entirely of independent trustees, has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee's selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2020. Even if the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine that such a change would be in our and our shareholders' best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm but will not be required to appoint a different firm.

       A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. He or she will have the opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions.

Vote Required and Recommendation

       The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. For purposes of approving this Proposal Three, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Principal Accountant Fees and Services

       The following table summarizes the fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees(1)	$2,025,000	$2,979,679
Audit-Related Fees(2)	358,891	669,380
Tax Fees(3)	669,353	1,017,545
All Other Fees	—	—

Total	$3,053,244	$4,666,604

(1)
Audit fees for 2019 and 2018 include audit fees for professional services rendered for the audits of the Company's annual consolidated and combined financial statements included in the Company's Annual Report on Form 10-K and the reviews of the consolidated and combined interim financial statements included in the Company's Quarterly Reports on Form 10-Q.

(2)
Audit-related fees for 2019 and 2018 include fees for professional services rendered that are related to the review of registration statements and audits of the Company's subsidiaries which are not reported above under "Audit Fees."

(3)
Tax fees consist of tax and consulting fees relating to services provided related to tax return preparation, tax consultations and other similar matters.

Pre-Approval Policies and Procedures

       The Audit Committee's policy is to review and pre-approve, either pursuant to the Audit Committee's Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company's independent auditor to provide any audit, review and attest services or non-audit services to the Company. Permissible audit, audit-related, tax and other services other than those specifically pre-approved pursuant to the pre-approval policy require specific pre-approval by the Audit Committee. All audit, audit-related, tax and other services provided to us for the year ended December 31, 2019 either were pre-approved by the Audit Committee or were approved pursuant to the Audit Committee's pre-approval policy. Pursuant to the pre-approval policy, the Audit Committee may delegate pre-approval authority to one or more of its members who are required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 AUDIT COMMITTEE REPORT

       Scott A. Estes, Charles E. Haldeman, Jr. and William J. Mulrow were each members of the Audit Committee of the Board in 2019. The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held four meetings during the year ended December 31, 2019.

       The Audit Committee oversees the Company's financial reporting process on behalf of the Board, as specified in the Audit Committee charter. Management has the primary responsibility for the Company's financial statements and reporting process, including the Company's accounting policies, internal audit function, system of disclosure controls and internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management, the internal auditors and the independent registered public accounting firm also made presentations to the Audit Committee throughout the year on specific topics of interest, including the Company's (i) 2019 integrated audit plan; (ii) updates on completion of the audit plan; (iii) compliance with the internal controls required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended; (iv) critical accounting policies; (v) assessment of the impact of new accounting guidance; (vi) non-GAAP policies and procedures; and (vii) cybersecurity.

       The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by the PCAOB regarding such firm's communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent registered public accounting firm such firm's independence from management and the Company and considered the compatibility of non-audit services with such firm's independence.

       The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

Respectfully submitted,
The Audit Committee
SCOTT ESTES (Chair) CHARLES HALDEMAN WILLIAM MULROW

The Audit Committee Report above does not constitute "soliciting material" and will not be deemed "filed" or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

       Our corporate governance is structured in a manner that the Board believes closely aligns the Company's interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•
our Board will be de-staggered at the Annual Meeting, after which each of our trustees will be subject to re-election annually;

•
our trustees are elected by a majority voting standard in uncontested trustee elections;

•
our Corporate Governance Guidelines provide that any incumbent trustee in an uncontested election who does not receive a greater number of "for" votes than "against" votes shall promptly tender his or her offer of resignation to the Board following certification of the vote. The Corporate Governance and Nominating Committee shall consider the offer to resign and shall recommend to the Board the action to be taken in response to the offer, and the Board shall determine whether to accept such resignation;

•
our bylaws provide for a right of proxy access, which enables eligible shareholders to include their nominees (the greater of two or 20% of the total number of trustees) for election as trustees in our proxy statement for annual meetings;

•
of the 12 persons who currently serve on our Board and the 11 persons nominated for election at the Annual Meeting, 7 have been determined by us to be independent for purposes of the NYSE's corporate governance listing standards and Rule 10A-3 under the Exchange Act;

•
all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent;

•
we have determined that at least one of our trustees qualifies as an "audit committee financial expert" as defined by the SEC;

•
our share ownership guidelines require trustees to own securities of the Company equal to at least five times the annual cash retainer and our Chief Executive Officer and other named executive officers to own securities of at least six times and three times his or her annual base salary, respectively;

•
our shareholders, by a majority vote of shares entitled to be cast, may adopt, alter or repeal any provision of our bylaws or make new bylaws;

•
we have a policy prohibiting hedging or pledging of our securities by our executive officers, including named executive officers, and hedging by our trustees;

•
we have a "claw-back" policy for performance-based compensation;

•
our trustees have a diversity of skills, experience, gender and backgrounds;

•
our shareholders may call a special meeting of shareholders if a specified voting threshold is met – a majority of shares entitled to be cast on the matter;

•
we have opted out of the Maryland control share acquisition statute, the Maryland Business Combination Act, and the Maryland Unsolicited Takeovers Act; and

•
we do not have a shareholder rights plan.

       Our declaration of trust and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 15 and may not be decreased to fewer than the minimum number required under the Maryland General Corporation Law, which currently is one trustee. The tenure of office of a trustee will not be affected by any decrease in the number of trustees.

       Our bylaws currently provide that, except as may be provided by our Board in setting the terms of any class or series of shares, any vacancy may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum, and any trustee elected to fill a vacancy will hold office for the remainder of the full term of the trusteeship in which the vacancy occurred and until a successor is duly elected and qualifies.

       There are no family relationships among our executive officers and trustees. All trustees and trustee nominees except Steven Roth, Michael J. Glosserman, W. Matthew Kelly, Mitchell N. Schear and Robert A. Stewart have been determined by the Board to be independent under applicable NYSE and SEC rules.

  Shareholder Engagement

       We believe engaging with our shareholders on a regular basis is important because a complex, long-term strategy like ours requires detailed explanation. In particular, our large development pipeline and placemaking strategy using office, multifamily and retail assets distinguishes our business from other REITs. In addition, the location of Amazon's second headquarters in National Landing in Arlington, Virginia, where more than half of our portfolio is located, has created significant new opportunities for our Company.

       Our goal is to interact with the investment community on a quarterly basis through a variety of channels including: our quarterly investor package comprising our management letter, earnings release and detailed financial supplement, which we believe facilitate productive and efficient engagement with investors; participation in various industry conferences, non-deal roadshows and sell-side analyst tours; and periodic investor days in Washington, DC.

       Specifically, in 2019, in addition to publishing our quarterly investor package, we:

•
regularly met or had calls with investors

•
attended multiple investor events, including non-deal road shows, property tours and the NAREIT REITWorld conference in November

•
held two investor days and one lender day

•
discussed most frequently in the foregoing settings several key topics, including:

  •
  Amazon HQ2 as a catalyst for National Landing;

  •
  Washington, DC real estate market fundamentals;

  •
  Growth drivers in our portfolio;

  •
  Progress on stabilizing our operating portfolio and delivering/leasing our under construction assets; and

  •
  Status and valuation of our future development pipeline.

  Core Competencies and Diversity of Our Trustees

       Our Board has deep experience in the public markets and strong capital allocation credentials. While maintaining these strengths, we believe our Board should evolve in a direction that reflects the strength and diversity of our national labor force. Our Board has made a long-term commitment to establish an equal balance between men and women and one that reflects the diversity of our country. These goals will not be achieved overnight, but they are deeply important to us, and we are committed to them over the long term. To that end, 27% of our current nominees are female.

       The following charts summarize diversity and core competencies currently represented on our Board. The details of each trustee's competencies are included in each trustee's biography.

Corporate Responsibility and Sustainability

       By fully integrating environmental sustainability, social responsibility, and strong governance practices throughout our organization, we believe we can enhance our communities and conserve resources while growing shareholder value. We remain committed to transparency in our investment strategy with a focus on operating efficiency, responding to evolving trends, and addressing the needs of our tenants and communities.

       Selected Sustainability Program and other achievements are summarized below. We maintain a website at https://www.jbgsmith.com/about/sustainability. Information on or accessible through our website is not and should not be considered part of this Proxy Statement.

ACCOMPLISHMENTS AND AWARDS

GRESB REAL ESTATE Sector Leader 2019

GREEN STAR Recognition

4-Star Rating

2019 GLOBAL SECTOR LEADER Diversified Office/Residential

BRED

Washington Business Journal Best Real Estate Deals
AMAZON HQ2
DEAL OF THE DECADE

U.S. GREEN BUILDING COUNCIL LEED USGBC

9 MILLION SQUARE FEET CERTIFIED (at share)

ENERGY STAR

5.9 MILLION SQUARE FEET CERTIFIED (at share)

GREEN LEASE LEADER GOLD

Green Lease Leader **GOLD**

Better Buildings CHALLENGE
U.S. DEPARTMENT OF ENERGY

2.9% annual average reduction in energy intensity since 2014

NAIOP COMMERCIAL REAL ESTATE DEVELOPMENT ASSOCIATION

NAIOP DC/MD
AWARDS OF EXCELLENCE
BEST CORPORATE RESPONSIBILITY PROGRAM
Washington Housing Initiative

Our Company	ESG Strategy

•

Approved oversight of environmental and social matters by Board reporting annually on strategy and performance.

•

Management of social and environmental capital embedded in our investment strategy, corporate culture and stakeholder engagement process.

•

Elevated Director of Sustainability position to Vice President of Sustainability.

•

Membership in several industry sustainability organizations including Global Real Estate Sustainability Benchmark (GRESB), the U.S. Green Building Council, the Department of Energy Better Buildings Alliance, the NAIOP DC MD Sustainable Development Committee and the Urban Land Institute Greenprint Center for Building Performance.

Highlights

•

Achieved 4-star rating in the GRESB Real Estate Assessment, awarded the 2019 Global Sector Leader for the Diversified — Office/Residential sector.

•

69% of operating assets are certified under at least one green building rating system.

•

84% of operating assets are benchmarked.

Climate Change Mitigation & Adaptation

•

Assessment of physical climate risks to further understanding of future climate conditions and direct physical risk to assets.

•

Presented findings to Chief Operating Officer (COO) and Chief Legal Officer (CLO) in preparation for development of portfolio level adaptation plan.

Tenant Engagement

•

Named a Green Lease Leader Gold for engaging tenants in advancing mutually beneficial sustainability goals, including cost recovery for efficiency investment.

•

Hosting of annual Earth Day tenant events and discussion of sustainability programs at regular tenant meetings.

•

Providing tools and resources for tenants to improve efficiency.

Environmental	Resource Management

•

Conducting energy audits and real time monitoring of energy use and equipment efficiency via the Tenant Service Center.

•

Implementation and tracking of energy and water conservation measures.

•

Commitment to annual reduction in energy use per square foot of 20% by 2024 over a 2014 baseline through the Department of Energy Better Buildings Challenge.

•

Achieved a 2.9% annual average reduction in energy use intensity across the office portfolio over first 4 years of commitment.

•

Comprehensive waste management program diverting waste from the landfill through recycling, donations, and composting.

•

98% of our portfolio is served by high quality transit.

Housing Affordability

•

Financial support and in-kind donation to more than 20 local organizations that support those in need and answer the urgent call for increased affordable workforce housing.

•

Launched the Washington Housing Initiative ("WHI") to preserve or build more than 3,000 units of affordable workforce housing in our region over the next decade.

•

To date, the Washington Housing Initiative Impact Pool ("Impact Pool") completed closings of capital commitments totaling approximately $104 million, which included a JBG SMITH commitment of $10.2 million and completed its first financing of a 326-unit residential building. We are the third-party manager for the Impact Pool, which is the social impact investment vehicle for the WHI.

Social	Diversity and Inclusion

•

A strong, collaborative culture that strives to create an inclusive and healthy work environment for our employees, allowing us to continue to attract innovative thinkers to our organization.

•

Internal committees focused on diversity, women's leadership, and workforce development.

•

Hired a new Vice President of Diversity & Inclusion.

•

38% Female and 55.3% Minority workforce, 41% Female Leadership.

Employee Engagement

•

Offering a variety of training opportunities throughout the year through JBGS University and an annual employee Green Fair, a full day of education and vendor exhibits focused on building management and efficiency.

•

Providing a comprehensive benefits package including parental leave.

•

Employee-based JBG SMITH Cares committee focused on supporting organizations that demonstrate a meaningful impact and align with our corporate strategy.

Governance	Risk Assessment	• Conduct semi-annual risk assessments designed to identify the material risks our business faces and the potential impact of those risks on our strategy and operations.

Human Capital

       At JBG SMITH, we believe that our talent is our competitive advantage. To that end, we have taken several measures to better articulate what that means, and how we drive that articulation throughout the Company. Specifically, our focus has been on talent development and succession planning, pay-for-performance and diversity and inclusion.

       To ensure we are evaluating, developing, and deploying our people to their highest abilities, talent reviews and succession planning conversations occur annually. Based on the outcome of those conversations, development action plans are created to close gaps, and subsequent training and stretch assignments are implemented to ensure that individuals are ready to take on their next role.

       We are committed to building an organization with a diversity of talent reflective of our tenants, residents, stakeholders and the communities we serve. Our recently hired Vice President of Diversity & Inclusion focuses on building and sustaining a diverse and inclusive workplace. In addition, we regularly evaluate our systems, policies and practices to ensure they are inclusive and equitable. We believe that this multifaceted strategy will ensure that we continue to attract and retain the best talent in the marketplace.

       In addition, we cascaded the pay-for-performance approach used for our management team (100% of bonus based on company performance) and ensured that all bonus eligible employees also have a percentage of their bonus (varies by position) based on company performance. Aligning bonuses to company goals has created more alignment across the Company and supports the "one team" mindset that is foundational in our culture.

Board Leadership Structure

       Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of management. The Board understands that there is no single generally accepted approach to providing Board leadership, and the appropriate Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent trustees periodically consider the Board's leadership structure. Currently, the roles of Chief Executive Officer and Chairman of the Board are held by different trustees. W. Matthew Kelly has served as Chief Executive Officer and Steven Roth has served as Chairman since our formation transaction. The Board believes that this structure provides the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis. The Chairman presides at all meetings of the shareholders and of the Board as a whole. The Chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in the bylaws or by the Board.

       Although not applicable now, our Corporate Governance Guidelines provide that if the Chairman is an executive officer of the Company, then the Board will have a Lead Trustee, who shall be a non-management trustee. The Lead Trustee will be selected on an annual basis by a majority of the non-management trustees then serving on the Board. When the Chairman is not a non-management trustee, we believe the Lead Trustee position strengthens the role of our independent trustees and encourages independent Board leadership. The responsibilities of the Lead Trustee include, among others:

•
serving as liaison among (i) management, including the Chief Executive Officer, (ii) our non-management trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management and (iv) interested third parties and the Board;

•
presiding at executive sessions of the independent trustees;

•
serving as the focal point of communication to the Board regarding management plans and initiatives;

•
ensuring that the role between Board oversight and management operations is respected;

•
providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and

•
serving as the communication conduit for third parties who wish to communicate with the Board.

Executive Sessions

       Our non-management trustees met in special executive sessions without management at each of our in-person Board meetings. Steven Roth, as Chairman, chaired the sessions. Per our Corporate Governance Guidelines, the Board expects to conduct executive sessions limited to non-management trustees at each of our regularly scheduled Board meetings, and at least annually will hold an executive session limited to independent trustees. Additionally, our Corporate Governance Guidelines provide that the Chairman shall preside over these sessions.

Attendance of Trustees at 2019 Board and Committee Meetings and Annual Meeting of Shareholders

       The Board held a total of four meetings during 2019. Each trustee attended at least 75% of the meetings of the Board and all committees thereof on which such trustee served during 2019.

       In accordance with the Company's Corporate Governance Guidelines, trustees are expected to attend the annual meeting of shareholders. All trustees attended our 2019 Annual Meeting of Shareholders.

Committees of the Board

       Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The principal functions of each committee are briefly described below. Each committee operates under a written charter adopted by the Board, which are available on our website at www.jbgsmith.com.

       The table below provides membership information for each of the Board committees as of the date of this Proxy Statement. Each committee is composed exclusively of independent trustees, in accordance with NYSE rules.

Trustee	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Scott A. Estes	X (Chair)*	X
Alan S. Forman		X	X (Chair)
Charles E. Haldeman, Jr.	X		X
Carol A. Melton		X (Chair)
William J. Mulrow	X	X
Ellen Shuman			X
John F. Wood			X

*
Audit Committee financial expert.

  Audit Committee

       Scott A. Estes (chair), Charles E. Haldeman, Jr. and William J. Mulrow comprise the Audit Committee. Each of the members of the Audit Committee has been determined by our Board to be independent, as defined by the rules of the NYSE, Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC, and in accordance with the Company's Corporate Governance Guidelines.

       The Audit Committee's principal purposes are to (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements and (ii) prepare an Audit Committee report as required by the SEC for inclusion in our annual proxy statement. The Audit Committee's responsibility includes oversight related to:

•
our accounting and financial reporting processes;

•
the integrity of our consolidated financial statements;

•
our systems of disclosure controls and procedures and internal control over financial reporting;

•
our compliance with financial, legal and regulatory requirements;

•
evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•
the performance of our internal audit function; and

•
our overall risk profile.

       The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, and reviewing the annual and quarterly SEC filings. The Audit Committee also approves the Audit Committee report required by SEC regulations to be included in our annual proxy statement.

       The Audit Committee shall consist of no fewer than three members, and at least one member of the Audit Committee must qualify as a "financial expert" as defined by the SEC. The Board has determined that Mr. Estes is an "audit committee financial expert," as defined by the applicable SEC regulations and NYSE corporate governance listing standards and has accounting or related financial management expertise.

       The Audit Committee will meet as often as it determines, but not less frequently than quarterly. During 2019, the Audit Committee met four times.

  Compensation Committee

       Carol A. Melton (chair), Alan S. Forman, Scott A. Estes and William J. Mulrow comprise the Compensation Committee. Each of the members of the Compensation Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company's Corporate Governance Guidelines.

       The principal functions of the Compensation Committee include:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating their performance in light of such goals and objectives and determining and approving their remuneration based on such evaluation;

•
implementing and administering our incentive compensation plans and equity-based plans;

•
assisting management in complying with our proxy statement and annual report disclosure requirements;

•
producing a report on executive compensation to be included in our annual proxy statement; and

•
reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

       The Compensation Committee will meet as often as it determines, but not less frequently than annually. During 2019, the Compensation Committee met five times.

  Corporate Governance and Nominating Committee

       Alan S. Forman (chair), Charles E. Haldeman, Jr., Ellen Shuman and John F. Wood comprise the Corporate Governance and Nominating Committee. Each of the members of the Corporate Governance and Nominating Committee is independent, as defined by the rules of the NYSE, the rules and regulations of the SEC, and in accordance with the Company's Corporate Governance Guidelines.

       The principal functions of the Corporate Governance and Nominating Committee include:

•
identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;

•
developing and recommending to the Board Corporate Governance Guidelines and implementing and monitoring such guidelines;

•
reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

•
recommending to the Board nominees for each committee of the Board;

•
annually facilitating the assessment of the Board's performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards;

•
overseeing the Board's evaluation of management;

•
reviewing all related party transactions in accordance with the Company's Related Party Transactions Policy; and

•
overseeing environmental and social issues, including risks associated with climate change.

       The Corporate Governance and Nominating Committee will meet as often as it determines, but not less frequently than annually. During 2019, the Corporate Governance and Nominating Committee met three times.

Trustee Nominee Selection Process

       The Corporate Governance and Nominating Committee has set forth in a written policy the minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:

•
high personal and professional ethics and integrity;

•
an ability to exercise sound judgment, including in relation to the Company's business and strategy;

•
an ability to make independent analytical inquiries;

•
an ability and willingness to devote sufficient time and resources to diligently perform Board duties, including attending regular and special Board and/or committee meetings;

•
appropriate and relevant business experience and acumen; and

•
a reputation, both personal and professional, consistent with the image and reputation of the Company.

       In addition to these minimum qualifications, the written policy sets forth certain additional qualities and skills that, while not a prerequisite for nomination, should be considered by the Corporate

Governance and Nominating Committee when evaluating a particular candidate. These additional qualities and skills include, among others, the following:

•
whether the person possesses specific industry knowledge, expertise and/or contacts, including in the real estate industry generally, and familiarity with general issues affecting the Company's business;

•
whether the person's nomination and election would enable the Board to have a member that qualifies as an "audit committee financial expert" as such term is defined by the SEC in Item 407 of Regulation S-K;

•
whether the person would qualify as an "independent" trustee under the rules of the NYSE and the Company's Corporate Governance Guidelines;

•
the importance of continuity of the existing composition of the Board; and

•
the importance of a diverse Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

       The Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating trustee candidates. A trustee candidate's background and personal experience, however, will be significant in the Board's candidate identification and evaluation process to help ensure that the Board remains aware of and responsive to the needs and interests of our customers, shareholders, employees and other stakeholders.

       The Corporate Governance and Nominating Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Corporate Governance and Nominating Committee, (b) trustees of the Company and (c) any other party deemed appropriate by the Corporate Governance and Nominating Committee, including shareholders. The Corporate Governance and Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

       As part of the candidate identification process, the Corporate Governance and Nominating Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Corporate Governance and Nominating Committee also will consider the Company's bylaws, the number of trustees expected to be elected at the next annual meeting of shareholders and whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Corporate Governance and Nominating Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Corporate Governance and Nominating Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Corporate Governance and Nominating Committee's process of recommending trustee candidates. The Corporate Governance and Nominating Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. All candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Corporate Governance and Nominating Committee recommends to the Board for nomination by the Board such candidates as the Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

       At an appropriate time after a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Corporate Governance and Nominating Committee will recommend to the Board for election by the Board to fill such vacancy, such prospective member of the Board as the

Corporate Governance and Nominating Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Corporate Governance and Nominating Committee will consider the factors listed above.

Board Oversight of Risk Management

       One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, each of which addresses risks specific to their respective areas of oversight as follows:

•
Audit Committee:  The Audit Committee has the responsibility to consider and discuss our major financial risk exposures, including credit, liquidity and market risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and oversees the performance of our internal audit function.

•
Compensation Committee:  The Compensation Committee assesses and monitors compensation policies to ensure that such practices are designed to balance risk and reward in relation to the Company's overall business strategy and do not encourage excessive risk-taking.

•
Corporate Governance and Nominating Committee:  The Corporate Governance and Nominating Committee monitors the general operations of the Board and the Company's compliance with its Corporate Governance Guidelines and applicable laws and regulations, including the applicable NYSE listing requirements.

       Our Board and its standing committees also receive reports from the members of management responsible for the matters considered to enable our Board and each committee to understand and discuss risk identification and risk management.

       The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee's members, makes this an appropriate structure to monitor effectively the risks discussed above.

Corporate Governance Guidelines

       The Board has adopted a set of Corporate Governance Guidelines that reflects the Board's commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines are subject to periodic review by the Corporate Governance and Nominating Committee. The Corporate Governance Guidelines address, among other things:

•
the responsibilities and qualifications of trustees, including trustee independence;

•
the functioning of the Board;

•
the responsibilities, composition and functioning of the Board committees;

•
the appointment and role of the Lead Trustee, if applicable;

•
principles of trustee compensation;

•
the policies and procedures regarding trustee resignation; and

•
chief executive officer succession planning.

       A copy of the Corporate Governance Guidelines is available on our website at www.jbgsmith.com.

Code of Business Conduct and Ethics

       Our Code of Business Conduct and Ethics applies to trustees, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

•
honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•
accountability for adherence to the code.

       Any waiver of, or changes to, the Code of Business Conduct and Ethics that apply to executive officers or trustees of the Company may be made only by the Corporate Governance and Nominating Committee or another committee of our Board comprising solely independent trustees or a majority of our independent trustees. Any such waiver will be promptly disclosed as required by law or regulation of the SEC and the rules of the NYSE.

       A copy of the Code of Business Conduct and Ethics is available on our website at www.jbgsmith.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

Compensation of Trustees

       Non-employee trustees are compensated as follows:

       Additional compensation for non-employee Board Committee members:

	Chair Annual Retainer	Member Annual Retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$5,000
Corporate Governance and Nominating Committee	$15,000	$5,000

       In lieu of receiving an annual retainer in cash, a non-employee trustee may elect to receive any portion of the annual retainer in the form of fully vested LTIP Units. Trustees who are employees of the Company or its subsidiaries will not receive compensation for their services as trustees. All trustees are reimbursed for their out-of-pocket expenses incurred in connection with the performance of Board duties. For information on the special class of limited partnership units of the partnership designated as LTIP units ("LTIP Units"), see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—LTIP Units."

       In addition to his compensation for services as a non-employee member of the Board, Mitchell Schear is party to a consulting agreement with the Company with respect to his services to the Company as a consultant that provides for certain payments and benefits for a period up to two years after the closing of the formation transaction. While the consulting period under this agreement ended on December 31, 2017, Mr. Schear was entitled to payments thereunder through July 2019. See "Certain Relationships and Related Party Transactions—Mitchell N. Schear Consulting Agreement."

       The following table presents information regarding the compensation earned during 2019 by non-employee trustees who served on the Board during the year. W. Matthew Kelly and Robert A. Stewart are employees of the Company and do not receive any compensation for their service as members of the Board. The compensation paid to Mr. Kelly is presented below under "Executive Compensation" in the table titled "Summary Compensation Table" and the related explanatory tables.

Name	Fees Earned in Cash(1)	Share Awards(2)	Other		Total
Scott A. Estes	$130,000	$99,988	—		$229,988
Alan S. Forman(3)	$120,000	$99,988	—		$219,988
Michael J. Glosserman	$100,000	$99,988	$92,860	(4)	$292,848
Charles E. Haldeman, Jr.	$115,000	$99,988	—		$214,988
Carol A. Melton	$115,000	$99,988	—		$214,988
William J. Mulrow	$115,000	$99,988	—		$214,988
Steven Roth	$100,000	$99,988	—		$199,988
Mitchell N. Schear	$100,000	$99,988	$1,109,408	(5)	$1,309,396
Ellen Shuman	$105,000	$99,988	—		$204,988
John F. Wood	$105,000	$99,988	—		$204,988

(1)
Represents the amount of the annual cash retainer earned by each independent trustee from January 1, 2019 through December 31, 2019. Certain independent trustees elected to receive the entirety of their annual cash retainer in the form of LTIP Units. These LTIP Units were fully vested as of the date of grant. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019. The number of LTIP Units granted to each non-employee trustee as compensation for their annual retainer in 2019 is presented below:

Name	LTIP Units (#)
Scott A. Estes	3,583
Alan S. Forman	—
Michael J. Glosserman	2,756
Charles E. Haldeman, Jr.	3,169
Carol A. Melton	3,169
William J. Mulrow	—
Steven Roth	2,756
Mitchell N. Schear	1,378
Ellen Shuman	2,894
John F. Wood	2,894

(2)
Represents the annual equity grant of LTIP Units to each non-employee trustee. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019. The number of LTIP Units granted to each non-employee trustee in 2019 is presented below:

Name	LTIP Units (#)
Scott A. Estes	2,756
Alan S. Forman	2,756
Michael J. Glosserman	2,756
Charles E. Haldeman, Jr.	2,756
Carol A. Melton	2,756
William J. Mulrow	2,756
Steven Roth	2,756
Mitchell N. Schear	2,756
Ellen Shuman	2,756
John F. Wood	2,756
(3)
Alan S. Forman is an employee of Yale University, or Yale. Pursuant to an arrangement between Yale and Alan S. Forman, Yale University is entitled to receive, as of or prior to the time Mr. Forman ceases to serve as our trustee, all LTIP Units and other equity awards granted to Mr. Forman while employed by Yale. Pursuant to the arrangement, Mr. Forman receives trustee compensation (including trustee fees, equity awards and dividends) on behalf of, or as a nominee for, Yale.

(4)
Represents the salary of a dedicated administrative assistant and the value of the use of certain Company facilities provided to Mr. Glosserman pursuant to a transition arrangement with the Company.

(5)
Represents amounts paid in 2019 pursuant to a consulting agreement between the Company and Mr. Schear that terminated in July 2019. For additional information regarding the consulting agreement see "Certain Relationships and Related Person Transactions—Mitchell N. Schear Consulting Agreement."

       The following table presents the number of outstanding Formation Units and LTIP Unit awards held by each of our trustees other than Mr. Kelly and Mr. Stewart as of December 31, 2019. The awards represent the grant of 6,738 LTIP Units to each non-employee trustee in July 2017, the grant of 2,577 LTIP Units to each non-employee trustee in May 2018, the grant of 2,756 LTIP Units to each non-employee trustee in May 2019, the number of LTIP Units granted to each non-employee trustee in lieu of cash as compensation for their annual retainer in 2019, as set forth in footnote 1 of the trustee compensation table above, and the grant of 175,202 and 144,204 Formation Units to Steven Roth and Michael J. Glosserman in July 2017, respectively.

Name	Formation Unit Awards Outstanding as of December 31, 2019	LTIP Unit Awards Outstanding as of December 31, 2019
Scott A. Estes	—	15,654
Alan S. Forman	—	12,071
Michael J. Glosserman	144,204	8,089
Charles E. Haldeman, Jr.	—	15,240
Carol A. Melton	—	15,240
William J. Mulrow	—	12,071
Steven Roth	175,202	8,089
Mitchell N. Schear	—	6,711
Ellen Shuman	—	14,965
John F. Wood	—	14,965

Company Policies

  Share Ownership Guidelines

       We believe that equity ownership by our trustees and named executive officers helps align their interests with our shareholders' interests and therefore have adopted share ownership guidelines applicable to all of our trustees and executive officers. On an annual basis, we evaluate the ownership status of the trustees and executive officers.

       The Chief Executive Officer is required to own equity securities of the Company equal in value to at least six times his annual base salary, and each other executive officer is required to own equity securities of the Company equal in value to at least three times his or her annual base salary. Non-employee trustees are required to own equity securities equal in value to five times their annual cash retainer. Executive officers and trustees must satisfy the ownership requirements within five years of when they became subject to the policy, which was adopted on August 10, 2017.

       The Corporate Governance and Nominating Committee may waive the share ownership requirements in the event of a severe hardship or in circumstances in which compliance would prevent the participant from complying with a court order.

  Hedging and Pledging of Company Securities

       Our Insider Trading Policy prohibits our trustees and employees, including our named executive officers, from engaging in the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; and (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts; and prohibits pledging of our securities by our executive officers, including named executive officers.

  Board Self-Evaluation

       Pursuant to the Company's Corporate Governance Guidelines and the charters of the Compensation, Audit and Corporate Governance and Nominating Committees, the Corporate Governance and Nominating Committee will oversee the annual self-evaluation of the Board and each committee. The self-evaluation will include presentations to the Board by each committee chairperson, and may, if deemed necessary or appropriate by the Board, include reviews and/or presentations by the Company's independent advisors, including its legal counsel and independent auditing firm. The

Corporate Governance and Nominating Committee reports the assessments to the Board, and if the Board determines that changes in its governance practices need to be made, management and the Corporate Governance and Nominating Committee will work with the Board to implement the necessary changes.

  Clawback Policy

       Pursuant to the Company's Incentive Compensation Recoupment Policy, in the event of a restatement of the Company's financial results (other than a restatement caused by a change in applicable accounting rules or interpretations), the result of which is that any performance-based compensation paid to certain of our executive officers would have been a lower amount had it been calculated based on such restated results, the Board, or the Compensation Committee if such authority is delegated by the Board, shall review such performance-based compensation. If the Board determines that the executive officer engaged in fraud or intentional misconduct which materially contributed to the need for a restatement, the Compensation Committee may seek to recover from the executive the pre-tax portion of the difference between the performance-based compensation actually paid and the amount that would have been paid had the performance-based compensation been calculated based on the restated financial statements for the three-year period prior to the restatement.

Communications with the Board

       The Chairman, or the Lead Trustee if the Chairman is an executive officer of the Company, will serve as the communication conduit for third parties who wish to communicate with the Board. Shareholders and other interested parties may communicate with the Board or specified individual trustees by sending written correspondence to the "Chairman" or "Lead Trustee" c/o the Chief Legal Officer of JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, who will then directly forward such correspondence to the Chairman or Lead Trustee, as applicable. The Chairman or Lead Trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

       No member of the Compensation Committee is or ever has been an officer or employee of the Company, and no member of the Compensation Committee had any relationships during 2019 requiring disclosure by us under the SEC's rules requiring disclosure of certain relationships and related-party transactions. No executive officer serves as a member of a board of trustees or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2019 there were no interlocks with other companies within the meaning of the SEC's proxy rules.

EXECUTIVE OFFICERS

       The following table sets forth certain information regarding our executive officers.

Name	Position With the Company	Age as of the Annual Meeting
W. Matthew Kelly	Chief Executive Officer	47
David P. Paul	Chief Operating Officer	57
Stephen W. Theriot	Chief Financial Officer	60
Kevin "Kai" Reynolds	Chief Development Officer	50
M. Moina Banerjee	Executive Vice President, Head of Capital Markets	38
Steven A. Museles	Chief Legal Officer and Corporate Secretary	57

Biographies

       Please see "Proposal One: Election of Trustees — Nominees for Election as Trustees" for information regarding W. Matthew Kelly.

       David P. Paul.    Mr. Paul has served as our President and Chief Operating Officer since the formation transaction. Mr. Paul has over 25 years of experience in the commercial real estate industry and worked at JBG from September 2007 until the formation transaction, serving as a Managing Partner and member of JBG's Executive Committee, Management Committee and Investment Committee. Prior to joining JBG, Mr. Paul worked in commercial and retail real estate development and investment with several firms, including WP Commercial, Archon Group, a subsidiary of Goldman, Sachs & Co (NYSE: GS), Starwood Urban Investments, and Trammell Crow Company, and has been involved in both domestic and international real estate investment. He began his career with the consulting firm Bain & Company. He received his Bachelor of Arts from Vanderbilt University and Master of Business Administration from The Tuck School of Business at Dartmouth.

       Stephen W. Theriot.    Mr. Theriot has served as our Chief Financial Officer since the formation transaction. Mr. Theriot worked at Vornado (NYSE: VNO) from June 2013 until the formation transaction, serving as Chief Financial Officer from June 2013 to February 2017 and was responsible for Vornado's accounting, financial reporting and tax activities. From November 1987 to May 2013, Mr. Theriot worked at Deloitte & Touche LLP, where he was a Partner and most recently served as the leader of the Northeast Real Estate practice. Mr. Theriot graduated from the University of North Carolina at Chapel Hill with a Bachelor of Science degree in Business Administration.

       Kevin "Kai" Reynolds.    Mr. Reynolds has served as our Chief Development Officer since December 2018, prior to which he served as our Co-Chief Development Officer since the formation transaction. Mr. Reynolds worked at JBG from May 2003 until the formation transaction, serving as a JBG partner and on the Management Committee. Mr. Reynolds has over 20 years of real estate experience. Prior to joining JBG, he worked in development for Gables Residential. Mr. Reynolds received his Bachelor of Arts from the University of Western Ontario and a Master of Business Administration from the University of North Carolina's Kenan-Flagler Business School.

       M. Moina Banerjee.    Ms. Banerjee has served as Executive Vice President, Head of Capital Markets since December 2018, prior to which she served as an Executive Vice President since the formation transaction. Ms. Banerjee worked at JBG from August 2008 until the formation transaction, serving as a Principal in the Investments group and on the Management Committee. Ms. Banerjee has over 15 years of real estate experience. Her responsibilities include overseeing capital markets, investor relations, portfolio management, and hotel investment strategy. Ms. Banerjee also oversees portfolio management and investor relations for the JBG Legacy Funds. Prior to joining JBG, Ms. Banerjee worked at the Blackstone Group in New York, focusing primarily on office, hotel, and senior living acquisitions. She also worked within Citigroup's Investment Banking Division in New York (NYSE: C). Ms. Banerjee graduated with a Bachelor of Science in International Economics from Georgetown University and earned a Master of Business Administration from The Wharton School of the University of Pennsylvania.

       Steven A. Museles.    Mr. Museles has served as our Chief Legal Officer and Corporate Secretary since the formation transaction. From August 2013 until joining JBG in March 2017, Mr. Museles served as Chief Legal Officer and Chief Compliance Officer of Alliance Partners, a credit-focused asset management firm. Prior to joining Alliance Partners, Mr. Museles served in several capacities at CapitalSource Inc. (NYSE: CSE), a specialty finance company, including as a member of the Board of Directors, Co-Chief Executive Officer, and Chief Legal Officer and Secretary. Prior to joining CapitalSource, he practiced corporate and securities law as a partner at Hogan Lovells. Mr. Museles received his Bachelor of Arts from the University of Virginia and Juris Doctor from the Georgetown University Law Center.

COMPENSATION DISCUSSION AND ANALYSIS

       This Compensation Discussion and Analysis discusses the principles underlying our policies and decisions with respect to the compensation of our named executive officers. Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion should be read together with the compensation tables and related disclosures appearing later in this Proxy Statement.

       This section presents information concerning compensation arrangements for our named executive officers for 2019. Compensation decisions for our named executive officers are made by the Compensation Committee.

       For the year ended 2019, our named executive officers and their titles were as follows:

W. Matthew Kelly	Chief Executive Officer
David P. Paul	President and Chief Operating Officer
Stephen W. Theriot	Chief Financial Officer
Kevin "Kai" Reynolds	Chief Development Officer
M. Moina Banerjee	Executive Vice President, Head of Capital Markets

Executive Summary

       Our Compensation Committee administers our executive compensation programs.

  2019 Business Performance Highlights

       Our significant accomplishments in 2019 include:

Executive Compensation Philosophy and Objectives

       The primary objectives of our executive compensation are to (1) align the interests of our executives with those of our shareholders; (2) attract and retain the highest caliber executives in our industry; and (3) motivate executives to achieve corporate performance objectives as well as individual goals. To fulfill these objectives, we have an executive compensation program that includes three major elements—base salary, annual bonus incentives and long-term equity incentives, which may include stock options, restricted shares or partnership unit awards and performance-based equity awards. Other than the employment agreements and equity incentive plan, which are described below, we have not adopted any compensation policies, procedures or plans with respect to named executive officer compensation.

       The cornerstones of our executive compensation program that help us achieve our objectives include:

•
Base Salaries.  Central to our ability to attract and retain our executives is providing base salaries that fairly reward them for their value to the organization in successfully performing their respective roles.

•
Incentive Compensation.  Incentive compensation is an important tool for providing variable, or "at risk," compensation tied to performance. We view it as a means to motivate and reward our executives for performance, including the achievement of our financial and operational objectives, individual goals and value creation for shareholders. In accordance with our "pay-for-performance" orientation, we deliver a majority of our total executive compensation in the form of incentive compensation consisting of short-term, annual cash incentives and long-term, equity-based incentives.

       Holistically, we evaluate our executive pay program and make pay decisions within the context of a total compensation framework to ensure our overall compensation objectives are met. In doing so, we recognize the distinct nature of the individual elements of our pay program but are mindful of the interrelationship of the various components to the successful execution of our overall pay strategy.

       Our Compensation Committee implemented a program governing incentive compensation payable to our named executive officers in 2018 and significantly modified this program for 2019. This program comprises short-term cash and long-term equity-based incentives and includes performance metrics against which short-term incentive compensation was measured.

       Consistent with our philosophy, we have developed strong compensation practices while avoiding others in pursuit of our compensation objectives. These practices are as follows:

What we do	What we don't do

✓

Most of executive pay is variable "at risk" compensation, designed to achieve pay-for-performance objectives

✓

Balanced mix of performance measures used to ensure a focus on our overall performance

✓

Strong emphasis on equity-based compensation to provide long-term incentives

✓

Offer our executives the option of receiving additional equity-based incentives in lieu of their annual cash bonus incentive as a retention mechanism to further align their interests with the long-term interests of our shareholders

✓

Executive officers and trustees are subject to rigorous share ownership guidelines

✓

Clawback policy to recover compensation from certain executive officers engaging in fraud or intentional misconduct that leads to a restatement of financials

✖

No guaranteed salary increases, cash incentive compensation or equity grants

✖

Limited perquisites and supplemental benefits to our executive officers

✖

No excise tax gross-up payments

✖

No hedging or pledging of our securities by our executive officers, including named executive officers

✖

No single trigger change-in-control provisions

Advisory Vote on Executive Compensation

       On an annual basis, the Company provides its shareholders with the opportunity to cast an advisory vote on executive compensation. In 2019, approximately 94% of the shares voted were in support of the 2018 compensation of the named executive officers. The Compensation Committee viewed this advisory vote as an expression of general shareholder satisfaction with the Company's executive compensation program. Consistent with the advisory vote of shareholders at the 2019 Annual Meeting of Shareholders, the Company will hold advisory votes on executive compensation annually until the next say-on-frequency vote is conducted, which will be no later than 2024.

Role of the Compensation Committee and Management

       The Compensation Committee comprises independent trustees who are responsible for the overall design and administration of our executive compensation programs. For a more detailed description of the responsibilities of the Compensation Committee, see "Corporate Governance and Board Matters — Committees of the Board — Compensation Committee."

       When determining the compensation of our named executive officers, the Compensation Committee considers several factors it deems important, including:

•
the executive officer's experience, knowledge, skills, level of responsibility and potential to influence our performance;

•
the business environment, our strategy, and our financial, operational and market performance;

•
marketplace compensation levels and practices; and

•
corporate governance and regulatory factors related to executive compensation.

       The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The Compensation Committee makes compensation decisions for our executive officers after careful review and analysis of appropriate performance information and market compensation data. The Compensation Committee determines the compensation for the Chief Executive Officer. In connection with determining compensation of executive officers other than the Chief Executive Officer, the Compensation Committee seeks input from the Company's Chief Executive Officer. Any recommendations given by the Chief Executive Officer are based upon the Chief Executive Officer's assessment of the Company's overall performance, each executive officer's individual performance, marketplace compensation practices and employee retention considerations. The Compensation Committee reviews the Chief Executive Officer's recommendations, and in its sole discretion determines all executive officer compensation. The Chief Executive Officer will not provide any recommendations to the Compensation Committee regarding his own compensation.

Role of the Compensation Consultant

       For 2019, the Compensation Committee engaged the services of FPL Associates, L.P. ("FPL"), an executive compensation consultant, to provide advice and counsel in carrying out its duties. FPL provided the Compensation Committee with market data on executive pay practices and levels and provided recommendations regarding the structure of executive pay opportunities, equity-based incentives and the equity incentive plan.

       The Compensation Committee has the sole authority to approve the compensation consultant's fees and terms of its engagement. The Compensation Committee has reviewed its relationship with FPL to ensure that it believes that FPL is independent from management. This review process includes a review of the services FPL provides, the quality of those services, and fees associated with the services during the fiscal year, as well as consideration of the factors impacting independence that are set forth in NYSE rules.

Use of Comparative Market Data

       The Compensation Committee believes that for our compensation to be effective, it must be competitive with other real estate companies with which we may compete for executive talent. The Compensation Committee uses industry peer group data as one element of assessing and determining pay for our executive officers. Peer group data provides an insight into overall market pay levels, market trends, governance practices related to compensation and industry performance.

       With assistance from FPL, the Compensation Committee undertook a comprehensive review of its peer group of companies with the goal of evaluating the competitiveness of the Company's executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, office, multifamily, and/or diversified REITs), size (defined by total capitalization), having a Washington DC/metropolitan presence, and/or an active development pipeline. As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee determined to continue to use the peer group shown below.

       FPL noted in its peer group recommendation that the Company has two somewhat unique characteristics compared to its peers and the broader industry that are not directly captured in its total capitalization: (1) the Company's significant development pipeline adds a degree of complexity that may not be matched at a number of its peers and (2) the Company manages a meaningful funds business which distinguishes it from most other public REITs.

       The peer group recommended by the compensation consultant and approved by the Compensation Committee consists of 14 public real estate companies. As of December 31, 2019, this peer group had total capitalization ranging from approximately $3.7 billion to $38 billion, with a median of approximately $7.8 billion. Our total capitalization at that time of approximately $7.7 billion ranked just below the median (47th percentile). This peer group comprises the following companies:

Company Name	Property Type	Size	Washington DC Presence	Active Developer
Boston Properties, Inc.	☑		☑	☑
Brandywine Realty Trust	☑	☑	☑
Camden Property Trust	☑	☑	☑	☑
Columbia Property Trust, Inc.	☑	☑	☑
Corporate Office Properties Trust	☑	☑	☑	☑
Cousins Properties Incorporated	☑	☑		☑
Douglas Emmett, Inc.	☑	☑		☑
Highwoods Properties, Inc.	☑	☑		☑
Hudson Pacific Properties, Inc.	☑	☑		☑
Kilroy Realty Corporation	☑	☑		☑
Mack-Cali Realty Corporation	☑	☑		☑
Paramount Group, Inc.	☑	☑	☑
Vornado Realty Trust	☑			☑
Washington Real Estate Investment Trust	☑	☑	☑	☑

Elements of Executive Compensation Program

       The following is a summary of the elements of and amounts paid under our executive compensation programs for fiscal year 2019.

       Target Pay Mix.    We believe that the executive management team's compensation should be appropriately at-risk and meaningfully dependent upon the achievement of robust and objective performance requirements. As illustrated below, approximately 84% of the Chief Executive Officer's total direct 2019 compensation and 76% of the other named executive officers' total direct 2019 compensation is variable and subject to Company and individual performance results.

       Annual Base Salary.    Our named executive officers' base salaries represent a fixed level of compensation that is meant to reward them fairly for their value to the Company based on their respective roles and responsibilities. Our named executive officers' base salaries were negotiated as a part of their employment agreements, each of which provides that the officer's annual base salary will be reviewed not less frequently than annually by the Compensation Committee. Pursuant to the employment agreements, the base salary cannot be decreased below the base salary set forth in the table below. When establishing and reviewing base salaries, our Compensation Committee considers each executive's role and responsibility, experience, knowledge, unique skills and future potential with our Company, as well as salary levels for similar positions in our target market and internal pay equity. For 2020, other than Ms. Banerjee, our named executive officers' salaries remained unchanged. Ms. Banerjee's salary was increased to reflect her increasing role on our executive management team, including the assumption of additional duties and responsibilities following her promotion to Head of Capital Markets. Our named executive officers' annual base salaries for 2019 and 2020 are set forth in the table below.

Name	2020 Base Salary	2019 Base Salary	Percentage Change

W. Matthew Kelly	$750,000	$750,000	0%
David P. Paul	$625,000	$625,000	0%
Stephen W. Theriot	$550,000	$550,000	0%
Kevin "Kai" Reynolds	$500,000	$500,000	0%
M. Moina Banerjee	$425,000	$375,000	13%

       Annual Cash Bonus.    Each named executive officer has an opportunity to earn an annual cash bonus, which is designed to motivate achievement at both a company and individual level. Under the terms of their employment agreements, each of our named executive officers, except Ms. Banerjee, has a defined annual target bonus of 100% of his respective base salary. Ms. Banerjee's annual target cash bonus for 2019 was the greater of 100% of her base salary or $425,000. Given the nature of our business and our long-term strategy, the Compensation Committee does not believe in a strict formulaic framework for measuring performance against short-term goals to determine compensation for a particular year. Execution of our strategy spans multiple submarkets with different economic drivers over many years. Development projects, which are particularly important to our strategy, take time to identify, acquire, permit, construct and stabilize. Our focus on long-term performance involves management of liquidity, leverage ratios, interest-rate risk, capital allocation and debt maturities so we can take advantage of opportunities when they arise while maintaining our operating parameters within appropriate ranges. Consequently, we believe performance must be reviewed not only for the most recent year or on a year-over-year basis, but also with a view toward managing compensation to appropriately incentivize, compensate and retain our executives.

       While the Compensation Committee retains full discretion as to bonus amounts for our executives, it does believe that a specific number of goals should be met to earn threshold, target and maximum bonus amounts (as a percentage of salary). For 2019, in addition to a target bonus payout, our Compensation Committee implemented threshold and maximum short-term incentive compensation amounts based on achieving a specified number of performance metrics, with the ability to interpolate the precise bonus amounts to the extent the number of goals met falls in between any of the following levels. To achieve the threshold level of 75% of target bonus payout, the Company must achieve four of the eight performance metrics determined by the Compensation Committee; to achieve the target level of 100% payout, the Company must achieve six of these metrics; and the Company must achieve all eight metrics to pay out the maximum of 125% of target. The performance metrics and the Company's achievement thereof are set forth below.

       Additionally, our executives have the option to elect to receive all or a portion of their cash bonuses in the form of LTIP Units. As indicated in the charts below, Messrs. Kelly, Paul and Theriot each participated in this option, with each electing to receive 100% of their 2019 cash bonuses in the form of fully vested LTIP Units. Although fully vested at grant, pursuant to the amended and restated partnership agreement (the "partnership agreement"), LTIP Units are not redeemable for common shares until two years after the date of grant.

       Our Compensation Committee strives to make compensation decisions that reward management for executing our strategy for creating long-term value. We do not rely on a strict formulaic framework for measuring performance against short-term goals to determine compensation awards for a particular year, but instead aim for a balanced quantitative and qualitative approach, as outlined below, that our

Committee believes is appropriate to support our continued success. We focus on key drivers of value creation such as capital allocation, development activity, leasing, Core Funds From Operations (FFO), Property-level Net Operating Income (NOI) and, as a result of Amazon's selection of our assets in National Landing for its second headquarters, execution of our strategy for all of our assets located in National Landing.

       The Compensation Committee believes that combining a quantitative and a qualitative assessment against pre- established goals allows it to:

•
evaluate management's performance annually while taking into account our focus on value creation over the long-term;

•
strike the appropriate balance between short-term objectives and long-term strategies; and

•
properly emphasize objective results while also considering subjective factors when assessing management's performance.

       The maximum (125% of target) bonus for each of our executive officers was approved as his or her actual bonus by the Compensation Committee based on 2019 performance. In determining 2019 bonus amounts, the Compensation Committee focused primarily on the performance metrics established by the Committee at the beginning of 2019 and described below, as well as the Company's achievement of the accomplishments set forth under "Executive Summary — 2019 Business Performance Highlights" above. The number of goals necessary to earn the respective bonus payout amounts in 2019 (as a percentage of salary) are set forth below:

	# of Goals Achieved	Payout Percentage

Threshold	4	75%
Target	6	100%
Maximum	8	125%

       The table below summarizes the Company's 2019 performance against each of the eight performance goals established by the Compensation Committee, as well as the significance of each performance goal for purposes of determining executive compensation:

Corporate Goal #1: Capital Allocation/Dispositions
Target	2019 Result	Goal Achievement
$400M	$426.4M	Exceeded

Why is this goal important? Recycling capital from asset sales and recapitalizations not only allows us to efficiently access capital to deleverage and create balance sheet capacity for future investment opportunities, but also allows us to sell assets with lower expected potential returns and allocate proceeds to investments with higher expected returns.

Performance:    The Company exceeded its goal for asset sales and recapitalizations by approximately $26 million through the sale or recapitalization of four assets, including the Metropolitan Park land sites sold to Amazon for approximately $155 million.

Corporate Goal #2: Investment & Development
Target	2019 Result	Goal Achievement
Invest $97.1M to complete 3 assets	$134.4M invested; 5 assets completed	Exceeded

Why is this goal important? Investing in our development portfolio and delivering assets drives substantial value creation in our portfolio and measures our ability to execute on our development pipeline both on time and within budget.

Performance:    During 2019, the Company completed development of five of its under construction assets on or ahead of schedule and on budget. Also, as of December 31, 2019, the Company's remaining under construction assets were on schedule and on budget.

Corporate Goal #3: National Landing
Target	2019 Result	Goal Achievement
Execute Amazon transaction documents	Purchase & Sale Agreements and leases executed	Exceeded

Complete entitlements for 1900 Crystal Drive (multifamily)	Expected in first quarter of 2020	Intentionally Delayed

Submit entitlement documents for additional 2.5M square feet of estimated potential development density	Submitted for 4.0M square feet	Exceeded

Why is this goal important? National Landing comprises over half our portfolio, and Amazon's selection of National Landing for its second headquarters created a significant opportunity for us; successfully executing on that opportunity is a critical component of our business strategy.

Performance:    When the transaction with Amazon was originally announced in November 2018, the Company entered into an exclusivity agreement providing Amazon with exclusive rights to negotiate leases aggregating approximately 537,000 square feet of office space in three of our buildings and to acquire certain land parcels we own in National Landing. In early 2019, we executed the three expected leases, totaling approximately 537,000 square feet, and the two purchase and sale agreements with Amazon. Later in 2019, we executed two additional leases with Amazon for an aggregate 319,512 additional square feet. Thus, we exceeded the Amazon component of our goal by executing leases with Amazon aggregating 319,512 more square feet than expected at the time this component of the goal was set.

       The second component of this goal was the completion of entitlements for our proposed multifamily asset located at 1900 Crystal Drive in National Landing. We intentionally delayed submitting these entitlements to Arlington County to allow us to assess interest from a potential large commercial tenant that would have required changing the use of this asset from multifamily to office. When such a tenant did not materialize, we determined to move forward with entitling the building for multifamily after a delay of several months. We believe the entitlements for 1900 Crystal Drive will be completed in the first quarter of 2020.

       We exceeded the third component of this goal by submitting entitlement documents for 4.0 million square feet of estimated potential development density, 1.4 million square feet more than the goal.

       Given that two of the three components of this goal were exceeded and that management intentionally delayed the timing of the other component for strategic business reasons, the Compensation Committee determined that this goal was met.

Corporate Goal #4: Aggregate Commercial Lease Value
Target	2019 Result	Goal Achievement
$284M	$446.5M	Exceeded

Why is this goal important? We generate revenue and cash by leasing operating and development assets. Our ability to effectively lease these assets is an important measure of progress toward stabilizing our operating portfolio and development assets. When making leasing decisions, we consider, among other things, the creditworthiness of the tenant, the term of the lease, the rental rate to be paid at inception and throughout the lease term, the costs of tenant improvements and other landlord concessions, current and anticipated operating expenses, real estate taxes, vacancy and expected future demand for the space, the impact of any expansion rights and general economic factors.

Performance:    We define Aggregate Commercial Lease Value as the total full-service base rent (including escalations but excluding tenant expense reimbursements) less rent abatement, tenant improvement allowance, and lease liability assumption. The Company leased approximately 2.1 million square feet and achieved an Aggregate Commercial Lease Value of $446.5M, which exceeded its goal for commercial leasing activity by approximately 57%.

Corporate Goal #5: Average Annual Residential Occupancy Levels
Target	2019 Result	Goal Achievement
93.6%	94.1%	Exceeded

Why is this goal important? Our ability to achieve stabilized occupancy levels in our multifamily portfolio is a key measure of market demand and the ability of our dedicated in-house leasing teams to both effectively attract new tenants and retain existing tenants.

Performance:    The Company achieved average residential occupancy levels of approximately 94.1%, which exceeded its goal by 0.5%.

Corporate Goal #6: Core Funds from Operations (Core FFO)(1)
Target	2019 Result	Goal Achievement
$201.8M	$237.1M	Exceeded

Why is this goal important? Core FFO is important in comparing our levered operating performance from period-to-period and as compared to similar real estate companies.

Performance:    The Company achieved Core FFO of approximately $237.1 million, which exceeded its goal by approximately 17%.

Note: Target adjusted for portfolio composition changes.

Corporate Goal #7: Property-Level Net Operating Income (NOI)(2)
Target	2019 Result	Goal Achievement
$308.4M	$319.6M	Exceeded

Why is this goal important?: NOI is a supplemental portfolio performance measure that reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items, and is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets.

Performance:    The Company exceeded its goal by approximately $11.2 million for property-level net operating income.

Note: Target adjusted for expected portfolio dispositions not occurring.

Corporate Goal #8: Compensation-Related Savings
Target	2019 Result	Goal Achievement
$4.2M	$4.2M	Met

Why is this goal important? Our goal was to successfully integrate our predecessor companies, preserve our dynamic, collaborative corporate culture and achieve significant operational synergies, including by reducing compensation-related expenses.

Performance:    The Company achieved 100% of the expected $4.2 million of compensation-related savings.

(1)
Funds From Operations (FFO) is a non-GAAP financial measure computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper — 2018 Restatement issued in 2018. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, after adjustments for unconsolidated real estate ventures. Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as transaction and other costs, gains (or losses) on extinguishment of debt, gain on the bargain purchase of a business, gain on sale of non-operating real estate, distributions in excess of our net investment in consolidated real estate ventures, share-based compensation expense related to the formation transaction and special equity awards, amortization of the management contracts intangible and the mark-to-market of interest rate swaps.

(2)
NOI is a non-GAAP financial measure we use to measure the operating performance of our assets and consists of property-related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of free rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and amortization of acquired above-market leases and below-market ground lease intangibles.

       Equity Incentive Compensation.    We provide equity awards pursuant to the JBG SMITH 2017 Omnibus Share Plan (the "2017 Plan"), which serve as the long-term incentive element of our target pay mix for our executive compensation. The 2017 Plan provides for grants of options, share-based awards, partnership unit awards and performance-based equity awards to trustees, officers and employees of JBG SMITH and its subsidiaries. In addition, we grant equity awards pursuant to the partnership agreement of our operating partnership, to the extent the awards are based on interests in our operating partnership. The purpose of the equity awards is to attract, retain and motivate our trustees, officers and employees by providing them with a proprietary interest in our long-term success or compensation based on the attainment of performance goals.

  2019 Annual Equity Grants

       On January 10, 2019 each named executive officer received an award of LTIP Units with time-based vesting requirements (the "Time-Based LTIP Units") under the 2017 Plan and the partnership agreement. The Time-Based LTIP Units vest in four equal annual installments beginning on January 10, 2020, subject to continued employment. On January 10, 2019, we also granted LTIP Units with performance-based vesting requirements ("Performance-Based LTIP Units") to each named executive officer under the 2017 Plan and the partnership agreement. Performance-Based LTIP Units are subject to performance-based vesting and vest based on the relative performance of the TSR of our common shares compared to the companies in the FTSE NAREIT Equity Office Index ("Peer Companies"), over the three-year performance period beginning on January 10, 2019, inclusive of dividends and stock price appreciation. TSR means, for the Company and the Peer Companies, the total return (expressed as a percentage) that would have been realized by a shareholder who bought one share of common stock of such company at a certain baseline value on the applicable grant date, reinvested each dividend and other distribution declared during the performance period with respect to such share (without deduction for any taxes with respect to such dividends or other distributions), and sold such shares at a certain common share price on the applicable valuation date (without deduction for any taxes with respect to any gain on such sale or any charges in connection with such sale). Appropriate adjustments to TSR are made to take into account all stock dividends, stock splits, reverse stock splits and certain other events that occur during the performance period. For the Performance-Based LTIP Units granted on January 10, 2019, once the Compensation Committee determines the number of Performance-Based LTIP Units that become earned following the end of the three-year performance period, 50% of any Performance-Based LTIP Units that are earned will vest on the date the number of Performance-Based LTIP Units that become earned is determined and the remaining 50% on January 9, 2023, subject to continued employment.

       The percentage of Performance-Based LTIP Units that may be earned based on the relative TSR of JBG SMITH compared to the Peer Companies over the three-year performance period is set forth in the table below. The Performance-Based LTIP Unit award will be forfeited in its entirety if the relative performance is below the 35th percentile of Peer Companies. Effective February 18, 2020, the terms of the Performance-Based LTIP Units granted in 2017, 2018 and 2019 were amended to provide that each of the Peer Companies will be weighted equally in determining JBG SMITH's relative performance; previously, the terms provided for weighting of the Peer Companies based on market capitalization in such determination. If JBG SMITH's three-year TSR is negative for the performance period, then 50% of the Performance-Based LTIP Units that otherwise would have been earned based on relative TSR may be earned if JBG SMITH's TSR becomes positive within seven years following the end of the three-year performance period (with the other 50% being forfeited at the end of the three-year performance period).

	Relative TSR Hurdles Percentile	Payout Percentage
Threshold	35th	25%
Target	55th	50%
Maximum	75th	100%

       The table below provides information on the 2019 annual equity grants made to each of our named executive officers.

	LTIP Units
Name	#(1)	Value(2)
W. Matthew Kelly	128,821	$3,197,899
David P. Paul	73,612	$1,827,371
Kevin "Kai" Reynolds	40,282	$999,972
Stephen W. Theriot	36,806	$913,685
M. Moina Banerjee	28,197	$699,965

    (1)
    Represents the number of Time-Based LTIP Units plus the number of Performance-Based LTIP Units that may be earned if maximum performance under the Performance-Based LTIP Unit award is achieved.

    (2)
    Represents the grant date fair value of the Time-Based LTIP Units and Performance-Based LTIP Units granted on January 10, 2019, calculated in accordance with FASB ASC Topic 718.

Other Benefits and Policies

       Retirement Savings Opportunities.    Our named executive officers are eligible to participate in a defined contribution retirement savings plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986 (the "Code") that is available to all our employees. We do not offer defined benefit pension or supplemental executive retirement plans to any of our employees.

       Perquisites and Supplemental Benefits.    In addition to allowing participation in our 401(k) plan described above, we offer our executives participation in health and other insurance policies that are available to all of our employees. In certain cases, we may provide reimbursement for relocation expenses. Consistent with our culture of fairness and transparency, we believe that that our executives generally should not be entitled to perquisites and supplemental benefits that are not available to all employees of the Company.

       Clawback Policy.    The Board has adopted our Incentive Compensation Recoupment Policy that generally provides that the Company may seek to recover certain performance-based compensation paid to an executive if the executive officer engaged in fraud or intentional misconduct which materially contributed to a restatement of the Company's financial results. See "Corporate Governance and Board Matters — Company Policies — Clawback Policy."

Employment Agreements

       We have entered into employment agreements with Messrs. Kelly, Paul, Theriot, Reynolds and Ms. Banerjee. These agreements protect our executives by providing:

•
certain severance benefits in the event of termination without "cause" or resignation for "good reason" (each as defined in the agreements); and

•
enhanced severance benefits in the event of termination without "cause" or resignation for "good reason" following a change of control of our Company.

       In addition, these agreements protect the Company from certain business risks such as threats from competitors, loss of confidentiality, disparagement and solicitation of employees. Consistent with good governance practices, our employment agreements do not include Section 280G excise tax gross-ups. The employment agreements are described in more detail below under "Compensation of Executive Officers — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" section below.

Tax and Accounting Considerations

       Code Section 162(m).    Generally, Section 162(m) of the Code ("Section 162(m)"), as amended by H.R. 1, colloquially known as the Tax Cuts and Jobs Act, disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer, its chief financial officer and each of its three other most highly compensated executive officers. We, like many umbrella partnership REITs, have taken the position that Section 162(m) does not apply to payments to our employees from an "operating partnership," based on private letter rulings issued by the IRS to several umbrella partnership REITs. On December 16, 2019, the IRS issued proposed regulations under Section 162(m). These proposed regulations include a provision that could cause Section 162(m) to apply to us. As a result of the proposed regulations, the Company is currently evaluating arrangements under which covered employees are compensated to determine the impact of these proposed regulations on our compensation arrangements and our resulting REIT taxable income (and required distributions to shareholders).

       Code Section 409A.    Section 409A of the Code ("Section 409A"), requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

       Accounting for Share-Based Compensation.    We follow FASB Accounting Standards Codification Topic 718 ("ASC Topic 718"), for our share-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their share-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their share-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of share options, restricted shares, restricted share units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

 COMPENSATION COMMITTEE REPORT

       The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Respectfully submitted,
The Compensation Committee
CAROL MELTON (Chair) SCOTT ESTES ALAN FORMAN WILLIAM MULROW

 COMPENSATION OF EXECUTIVE OFFICERS

       The following tables set forth certain compensation information for each of our named executive officers for the years in which they were deemed to be named executive officers. Our named executive officers are: W. Matthew Kelly, our Chief Executive Officer, David P. Paul, our Chief Operating Officer, Stephen W. Theriot, our Chief Financial Officer, Kevin "Kai" Reynolds, our Chief Development Officer, and M. Moina Banerjee, our Executive Vice President, Head of Capital Markets.

Summary Compensation Table

       The following table sets forth a summary of all compensation earned, awarded or paid to our named executive officers in the fiscal years ended December 31, 2019, 2018 and 2017 commencing with the completion of the formation transaction on July 18, 2017.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Share Awards(3)	Option Awards(4)	All Other Compensation(5)	Total(6)
W. Matthew Kelly	2019	$750,000	$937,500	$3,197,899	$—	$8,400	$4,893,799
Chief Executive Officer	2018	$750,000	$750,000	$9,816,682	$—	$8,250	$11,324,932
	2017	$343,151	$750,000	$3,157,759	$1,763,226	$3,375	$6,017,511
David P. Paul	2019	$625,000	$781,250	$1,827,371	$—	$8,400	$3,242,021
Chief Operating Officer	2018	$625,000	$625,000	$3,555,991	$—	$8,250	$4,814,241
	2017	$285,959	$625,000	$1,804,421	$1,489,212	$3,375	$4,207,967
Stephen W. Theriot	2019	$550,000	$687,500	$913,685	$—	$51,393	$2,202,578
Chief Financial Officer	2018	$550,000	$550,000	$1,873,993	$—	$91,485	$3,065,478
	2017	$251,644	$550,000	$902,202	$953,093	$59,849	$2,716,788
Kevin "Kai" Reynolds	2019	$500,000	$625,000	$999,972	$—	$8,400	$2,133,365
Chief Development Officer	2018	$400,000	$400,000	$2,707,344	$—	$8,250	$3,515,594
M. Moina Banerjee	2019	$375,000	$531,250	$699,965	$—	$8,400	$1,614,615
EVP, Head of Capital Markets	2018	$375,000	$460,000	$1,690,601	$—	$8,250	$2,533,851

(1)
Amounts for 2017 represent salary earned in 2017, commencing with the completion of the formation transaction on July 18, 2017.

(2)
Amounts reflect cash bonuses for services rendered in each of 2019, 2018 and 2017. For a discussion of how the 2019 bonuses were determined, see "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus" above. Messrs. Kelly and Paul each elected to receive the entirety of their 2019 and 2018 bonuses in the form of LTIP Units, and Mr. Theriot elected to receive the entirety of his 2019 bonus in the form of LTIP Units and 50% of his 2018 bonus in cash and 50% in the form of LTIP Units. The following LTIP Units were awarded on February 18, 2020: Mr. Kelly — 23,361 LTIP Units; Mr. Paul — 19,467 LTIP Units; and Mr. Theriot — 17,131 LTIP Units. These LTIP Units were fully vested as of the date of grant. The number of LTIPs issued was determined by dividing the cash amount of the bonus the named executive officer elected to forego by the grant date fair value of an LTIP Unit on February 18, 2020. The following LTIP Units were awarded on January 10, 2019: Mr. Kelly — 21,923 LTIP Units; Mr. Paul — 18,269 LTIP Units; and Mr. Theriot — 8,038 LTIP Units. These LTIP Units were fully vested as of the date of grant. The number of LTIPs issued was determined by dividing the cash amount of the bonus the named executive officer elected to forego by the grant date fair value of an LTIP Unit on January 10, 2019.

(3)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the named executive officer. Amounts for 2019 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in January 2019 and (2) Performance-Based LTIP Units granted in January 2019, each calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2019, included in our Annual Report on Form 10-K for the year ended December 31, 2019. Amounts for 2018 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in February 2018, (2) Performance-Based LTIP Units granted in February 2018, (3) Time-Based LTIP Units granted in November 2018, the vesting of which was conditioned at the time of grant on certain definitive documentation with Amazon, and (4) Performance-Based LTIP Units granted in November 2018, the vesting of which was conditioned at the time of grant on certain definitive documentation with Amazon, each calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 13 to our consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for the year ended December 31, 2018. Amounts for 2017 reflect the aggregate grant date fair value of (1) Time-Based LTIP Units granted in August 2017 and (2) Performance-Based LTIP Units granted in August 2017, each calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 12 to our consolidated financial statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2017. For further detail and discussion of each of these awards, see "— Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table — Formation Units" below.

(4)
The amounts disclosed in this column do not represent actual amounts paid in cash to or value realized by the named executive officer. Amounts for 2017 reflect the aggregate grant date fair value of Formation Units granted in July 2017, calculated in accordance with FASB ASC Topic 718. The assumptions used to calculate these amounts are described in Note 12 to our consolidated financial statements for the year ended December 31, 2017, included in our Annual Report on Form 10-K for the year ended December 31, 2017. For further detail and discussion of each of these awards, see "— Grants of Plan-Based Awards in 2018" and "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Equity Incentive Compensation" above.

(5)
Amounts for 2019, 2018 and 2017 consist of the value of our 401(k) plan match and, with respect to Mr. Theriot only, reimbursement of commuting and housing expenses and related tax gross up payments on those amounts. The amounts paid to Mr. Theriot for reimbursement of commuting and housing expenses and related tax gross up payments totaled $42,993, $83,235 and $59,849 for the years 2019, 2018 and 2017, respectively.

(6)
Amounts for 2017 do not include OP Units (as defined below) that the named executive officers received as consideration for their equity interest in the assets contributed by JBG in the formation transaction.

Grants of Plan-Based Awards in 2019

       The following table sets forth information concerning the grants of plan-based awards made to each of our named executive officers for the fiscal year ended December 31, 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Units (#)
Name	Grant Date	Award Type	Threshold Units (#)	Target Units (#)	Maximum Units (#)			Grant Date Fair Value of Awards ($)(2)
W. Matthew Kelly	1/10/2019	Time-based LTIP Unit	—	—	—	46,739	(3)	1,598,942
	1/10/2019	Performance-Based LTIP Unit	20,521	41,041	82,082	—		1,598,957
	1/10/2019	LTIP Units	—	—	—	21,923	(4)	749,986
David P. Paul	1/10/2019	Time-based LTIP Unit	—	—	—	26,708	(3)	913,681
	1/10/2019	Performance-Based LTIP Unit	11,726	23,452	46,904	—		913,690
	1/10/2019	LTIP Units	—	—	—	18,269	(4)	624,982
Stephen W. Theriot	1/10/2019	Time-based LTIP Unit	—	—	—	13,354	(3)	456,840
	1/10/2019	Performance-Based LTIP Unit	5,863	11,726	23,452	—		456,845
	1/10/2019	LTIP Units	—	—	—	8,038	(4)	274,980
Kevin "Kai" Reynolds	1/10/2019	Time-based LTIP Unit	—	—	—	14,615	(3)	499,979
	1/10/2019	Performance-Based LTIP Unit	6,417	12,834	25,667	—		499,993
M. Moina Banerjee	1/10/2019	Time-based LTIP Unit	—	—	—	10,230	(3)	349,968
	1/10/2019	Performance-Based LTIP Unit	4,492	8,984	17,967	—		349,997

(1)
Represents threshold (25%), target (50%) and maximum (100%) number of Performance-Based LTIP Units that may be earned under the Performance-Based LTIP Unit awards granted in January 2019. The number of Performance-Based LTIP Units earned will not be known until January 2022, as it is based upon the achievement of relative TSR goals measured over the performance period from January 31, 2019 through January 30, 2022. Any Performance-Based LTIPs Units earned will vest 50% on the date the number of Performance-Based LTIP Units that become earned is determined and 50% on the fourth anniversary of the date of grant, subject to continued employment with us.

(2)
The amounts presented in this column represent the grant date fair value of equity awards (calculated pursuant to FASB ASC Topic 718) granted to the named executive officers in 2019 based on the maximum number of units that may be earned. For additional information on our value assumptions, refer to Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)
Represents the number of Time-Based LTIP Units awarded in January 2019, which vest in four equal annual installments beginning on January 1, 2020, subject to continued employment through the applicable vesting date.

(4)
Represents the number of LTIP Units awarded in lieu of cash bonus in January 2019, which were fully vested as of the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

  Executive Employment Agreements

       We have entered into employment agreements with Messrs. Kelly, Paul, Theriot, Reynolds and Ms. Banerjee. The material terms of their employment agreements are described below.

       Term. The initial term of each employment agreement expires on July 18, 2020, subject to automatic one-year renewals, unless 180 days' prior written notice of non-renewal is provided by either party or the executive officer is earlier terminated or resigns. Neither the Company nor any executive officer provided a notice of non-renewal, and as a result the term of each of the employment agreements for our executive officers now expires on July 18, 2021.

       Base Salary, Target Bonus and Benefits. The employment agreements provide for annual base salaries for each of the foregoing executive officers, as set forth in the "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Base Salary." Each such executive officer's employment agreement provides that his or her base salary is subject to review at least annually for possible increase, but not decrease. The employment agreements also establish annual cash bonus targets for each executive officer, expressed as a percentage of annual base salary, as set forth in "Compensation Discussion and Analysis — Elements of Executive Compensation Program — Annual Cash Bonus." In addition, the employment agreements provide that each executive officer will be entitled to participate in benefit plans and programs as are made available to our senior level executives or to our employees generally.

       2017 Equity Grants. Pursuant to their employment agreements, each of Messrs. Kelly, Paul, Theriot and Reynolds received an equity grant under the 2017 Plan and the partnership agreement, in the form of Time-Based LTIP Units and Performance-Based LTIP Units, in connection with the formation transaction. The amount and terms of grants after this award are subject to the sole discretion of the Compensation Committee.

       Severance. Under each employment agreement, if the executive is terminated without "cause" or resigns for "good reason" (each as defined in his or her employment agreement), he or she will be entitled to certain severance benefits, including enhanced benefits upon a qualifying termination that occurs in connection with a change in control, as described in detail below under "—Potential Payments Upon Termination or Change in Control."

       Net-Better Cutback. If any payments to any executive officer would constitute "parachute payments" within the meaning of Section 280G of the Code, and would cause the executive officer to become subject to the excise tax imposed under Section 4999 of the Code, then such payments will be reduced to the amount that would not cause the named executive officer to be subject to the excise tax if such a reduction would put the executive officer in a better after-tax position than if the executive officer were to pay the excise tax.

       Restrictive Covenants. Each executive officer is subject to a perpetual non-disclosure covenant, a non-competition covenant through the later of July 18, 2020 and the first anniversary of the date the executive officer's employment terminates for any reason, and a non-solicitation of employees and consultants covenant through the later of July 18, 2020 and the second anniversary of the date the executive officer's employment terminates for any reason.

  LTIP Units

       Pursuant to the partnership agreement, the partnership may issue compensatory partnership interests in the form of LTIP Units, which, in general, are a special class of limited partnership units of the partnership that are structured in a manner intended to qualify as "profits interests" for federal income tax purposes. LTIP Units may be subject to vesting requirements as determined prior to grant. Generally, LTIP Units receive the same quarterly (or other period) per-unit profit distributions as the outstanding common limited partnership units ("OP Units") beginning as of the date specified in the vesting agreement pursuant to which the LTIP Units are issued (the "Distribution Participation Date"). Net income and net loss are allocated to each LTIP Unit from the Distribution Participation Date for such LTIP Unit in amounts per LTIP Unit equal to the amounts allocated per OP Unit for the same period, with certain exceptions, including special allocations as provided under the partnership agreement. If LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition will be taxed as long-term capital gain.

       The partnership maintains a capital account balance for each LTIP Unit as of the date of grant, and a corresponding "Book-Up Target," which will generally correspond to the capital account balance of the general partner on a per-unit basis, and the Book-Up Target will be reduced by certain specified allocations and forfeitures until the LTIP Unit capital account balance has reached parity with the capital account balance of the general partner on a per-unit basis (as provided in the partnership agreement), and the Book-Up Target equals zero. The partnership will maintain at all times a one-to-one correspondence between LTIP Units and OP Units for conversion, distribution and other purposes, except as provided in the partnership agreement, and will make corresponding adjustments to the LTIP Units to maintain such correspondence upon the occurrence of certain specified adjustment events. A holder of LTIP Units has the right to convert all or a portion of vested LTIP Units into OP Units, which are then subsequently redeemable for common shares, as provided in the partnership agreement. Notwithstanding the foregoing, in no event may a holder of LTIP Units convert a vested LTIP Unit the Book-Up Target of which has not been reduced to zero.

       LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right beginning on the second anniversary of the date of the grant of the LTIP Units. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

  Performance-Based LTIP Units

       Under the 2017 Plan, participants may earn awards in the form of Performance-Based LTIP Units based on the achievement of certain financial goals, which may include absolute TSR and TSR relative to our peer group over a specified measurement period, or other performance metrics.

       Performance-Based LTIP Units are valued by reference to the value of a common share. The employment conditions, the length of the period for vesting and other applicable conditions and restrictions of Performance-Based LTIP Unit awards, including computation of financial metrics and/or achievement of pre-established performance goals, are established prior to grant. Such Performance-Based LTIP Unit awards may provide the holder with rights to distributions or dividend equivalents prior to vesting. It is anticipated that net income and net loss will be allocated to each Performance-Based LTIP Unit from the date of issuance until the Distribution Participation Date in amounts per Performance-Based LTIP Unit equal to 10% of the amounts allocated per OP Unit for the same period.

       Like LTIP Units, Performance-Based LTIP Unit awards are structured in a manner intended to qualify as "profits interests" for federal income tax purposes, meaning that, under current law, no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any deduction. The holder of the Performance-Based LTIP Units is entitled to receive distributions with respect to such Performance-Based LTIP Units to the extent that may be provided for in the partnership agreement, as modified by the award agreement, and is not entitled to receive distributions prior to the applicable Distribution Participation Date. If Performance-Based LTIP Units are held for more than three years from the date of grant before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition will be taxed as long-term capital gain.

  Formation Units

       "Formation Units" are a class of partnership interests in the partnership that were generally granted to certain individuals in connection with the formation transaction under the partnership agreement and the 2017 Plan. Formation Units are intended to qualify as "profits interests" for federal income tax purposes and are designed to have economics comparable to stock options in that, assuming vesting, they allow the recipient to realize value above a threshold level set at the time of award to be equal to 100% of the then-fair market value of a common share.

       The Formation Units vest 25% on each of the third and fourth anniversaries, and 50% on the fifth anniversary, of the formation transaction, subject to continued employment. The value of vested Formation Units is realized through conversion into a number of LTIP Units, and subsequent conversion into OP Units determined on the basis of how much the value of a common share has increased since the award date. The conversion ratio between Formation Units and OP Units, which starts out at zero, is the quotient of (i) the excess of the value of a common share on the conversion date above the per share value at the time the Formation Unit was granted over (ii) the value of a common share as of the date of conversion. This conversion ratio is similar to a "cashless exercise" of stock options, whereby the holder receives a number of shares equal in value to the difference between the full value of the total number of shares for which the option is being exercised and the total exercise price. Like options, Formation Units have a finite term (10 years) over which their value may increase and during which they may be converted into LTIP Units (and in turn, OP Units).

       Because the Formation Units are outstanding partnership interests, until conversion to vested LTIP Units, holders of Formation Units will receive special allocations of liquidating gains and liquidating losses as provided under the partnership agreement. Holders of Formation Units will not receive distributions or allocations of net income or net loss prior to vesting and conversion to vested LTIP Units and, as a result, will be required to fund their tax liability relating to any special allocations they receive with respect to their Formation Units from other sources. However, upon conversion of Formation Units to vested LTIP Units, the holder will be entitled to receive a distribution per unit equal to 10% of the per unit distributions received by holders of OP Units during the period from the grant date of the Formation Units through the date of such conversion, or such other fraction as specified in the applicable award agreement. Upon conversion of Formation Units to vested LTIP Units, the holder generally is entitled to receive allocations of net income and net loss such that the ratio of (i) the total amount of net income or net loss with respect to each Formation Unit in such taxable year to (ii) the total amount distributed to that Formation Unit with respect to such period is equal (as nearly as practicable) to the ratio of (i) to (ii) with respect to the general partner's OP Units for such taxable year, with certain exceptions, including any special allocations as provided under the partnership agreement. As a result, assuming that the partnership makes distributions equal to or greater than its taxable income, holders of Formation Units should receive distributions that equal or exceed the amount of any allocations of taxable income they have been allocated.

       If Formation Units are held for more than three years from the date of grant of the Formation Units before being transferred, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition will be taxed as long-term capital gain.

Outstanding Equity Awards at Fiscal Year-End December 31, 2019

       The following table sets forth the outstanding equity awards for each named executive officer as of December 31, 2019.

Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(1)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
W. Matthew Kelly	Formation Unit	7/18/2017	—	199,460	7/18/2027	37.10	—		—	—		—
	Time-Based LTIP Unit	8/1/2017	—	—	—	—	24,064	(4)	959,913	—		—
	Performance-Based LTIP Unit	8/1/2017	—	—	—	—	—		—	96,259	(8)	3,839,772
	Time-Based LTIP Unit	2/2/2018	—	—	—	—	38,214	(5)	1,524,356	—		—
	Performance-Based LTIP Unit	2/2/2018	—	—	—	—	—		—	93,835	(9)	3,743,078
	Time-Based LTIP Unit	11/12/2018	—	—	—	—	88,492	(6)	3,529,946	—		—
	Performance-Based LTIP Unit	11/12/2018	—	—	—	—	—		—	151,227	(10)	6,032,445
	Time-Based LTIP Unit	1/10/2019	—	—	—	—	46,739	(7)	1,864,419	—		—
	Performance-Based LTIP Unit	1/10/2019	—	—	—	—	—		—	82,082	(11)	3,274,251
David P. Paul	Formation Unit	7/18/2017	—	168,463	7/18/2027	37.10	—		—	—		—
	Time-Based LTIP Unit	8/1/2017	—	—	—	—	13,750	(4)	548,488	—		—
	Performance-Based LTIP Unit	8/1/2017	—	—	—	—	—		—	55,005	(8)	2,194,149
	Time-Based LTIP Unit	2/2/2018	—	—	—	—	21,837	(5)	871,078	—		—
	Performance-Based LTIP Unit	2/2/2018	—	—	—	—	—		—	53,620	(9)	2,138,902
	Time-Based LTIP Unit	11/12/2018	—	—	—	—	23,111	(6)	921,898	—		—
	Performance-Based LTIP Unit	11/12/2018	—	—	—	—	—		—	39,496	(10)	1,575,495
	Time-Based LTIP Unit	1/10/2019	—	—	—	—	26,708	(7)	1,065,382	—		—
	Performance-Based LTIP Unit	1/10/2019	—	—	—	—	—		—	46,904	(11)	1,871,001

Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(1)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Stephen W. Theriot	Formation Unit	7/18/2017	—	107,816	7/18/2027	37.10	—		—	—		—
	Time-Based LTIP Unit	8/1/2017	—	—	—	—	6,874	(4)	274,204	—		—
	Performance-Based LTIP Unit	8/1/2017	—	—	—	—	—		—	27,502	(8)	1,097,055
	Time-Based LTIP Unit	2/2/2018	—	—	—	—	10,917	(5)	435,479	—		—
	Performance-Based LTIP Unit	2/2/2018	—	—	—	—	—		—	26,810	(9)	1,069,451
	Time-Based LTIP Unit	11/12/2018	—	—	—	—	12,839	(6)	512,148	—		—
	Performance-Based LTIP Unit	11/12/2018	—	—	—	—	—		—	21,942	(10)	875,266
	Time-Based LTIP Unit	1/10/2019	—	—	—	—	13,354	(7)	532,691	—		—
	Performance-Based LTIP Unit	1/10/2019	—	—	—	—	—		—	23,452	(11)	935,500
Kevin "Kai" Reynolds	Formation Unit	7/18/2017	—	107,816	7/18/2027	37.10	—		—	—		—
	Time-Based LTIP Unit	8/1/2017	—	—	—	—	6,188	(4)	246,839	—		—
	Performance-Based LTIP Unit	8/1/2017	—	—	—	—	—		—	24,752	(8)	987,357
	Time-Based LTIP Unit	2/2/2018	—	—	—	—	10,371	(5)	413,699	—		—
	Performance-Based LTIP Unit	2/2/2018	—	—	—	—	—		—	25,469	(9)	1,015,958
	Time-Based LTIP Unit	11/12/2018	—	—	—	—	24,592	(6)	980,975	—		—
	Performance-Based LTIP Unit	11/12/2018	—	—	—	—	—		—	42,026	(10)	1,676,417
	Time-Based LTIP Unit	1/10/2019	—	—	—	—	14,615	(7)	582,992	—		—
	Performance-Based LTIP Unit	1/10/2019	—	—	—	—	—		—	25,667	(11)	1,023,857

Name	Award Type	Grant Date	Number of Securities Underlying Options Exercisable/ Units Convertible	Number of Securities Underlying Options Not Exercisable/ Units Not Convertible(1)	Option Expiration Date	Option Exercise Price ($)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
M. Moina Banerjee	Formation Unit	7/18/2017	—	70,174	7/18/2027	37.10	—		—	—		—
	Time-Based LTIP Unit	8/1/2017	—	—	—	—	4,194	(4)	167,299	—		—
	Performance-Based LTIP Unit	8/1/2017	—	—	—	—	—		—	16,776	(8)	669,195
	Time-Based LTIP Unit	2/2/2018	—	—	—	—	7,641	(5)	304,799	—		—
	Performance-Based LTIP Unit	2/2/2018	—	—	—	—	—		—	18,767	(9)	748,616
	Time-Based LTIP Unit	11/12/2018	—	—	—	—	14,052	(6)	560,534	—		—
	Performance-Based LTIP Unit	11/12/2018	—	—	—	—	—		—	24,015	(10)	957,958
	Time-Based LTIP Unit	1/10/2019	—	—	—	—	10,230	(7)	408,075	—		—
	Performance-Based LTIP Unit	1/10/2019	—	—	—	—	—		—	17,967	(11)	716,704

(1)
Represents the number of one time "appreciation only" equity based awards designated as "Formation Units," under the partnership agreement and the 2017 Plan awarded in July 2017, which vest 25% on each of the third and fourth anniversaries, and 50% on the fifth anniversary, of the date of grant.

(2)
The values under this column are calculated based on the closing price of our common shares of $39.89 as of December 31, 2019.

(3)
The awards under this column entitled "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested" are awards of Performance-Based LTIP Units. Performance-Based LTIP Units awarded in 2017, 2018 and 2019 do not have any value unless specified performance criteria are met and specified criteria for converting and/or redeeming the Performance-Based LTIP Units for common shares are also met. As of December 31, 2019, these criteria had not been met (as the relevant performance period has not yet ended). In accordance with applicable SEC rules, the values presented in the table for these Performance-Based LTIP Units are calculated based on our year-end share price as if the maximum performance, converting and redemption conditions for these units had been met as of that date.

(4)
Represents the number of Time-Based LTIP Units awarded on August 1, 2017, which vest 25% on each of the first four anniversaries of the date of grant, subject to continued service through each applicable vesting date.

(5)
Represents the number of Time-Based LTIP Units awarded on February 2, 2018, which vest 25% on each of the first four anniversaries of January 1, 2018.

(6)
Represents the number of Time-Based LTIP Units awarded on November 12, 2018, which vest 50% on November 12, 2022 and 50% on November 12, 2023, conditioned on Amazon entering into definitive lease or asset purchase documentation with the Company prior to November 12, 2022. Such conditions have been met.

(7)
Represents the number of Time-Based LTIP Units awarded on January 10, 2019, which vest 25% on each of the first four anniversaries of the date of grant.

(8)
Represents the number of Performance-Based LTIP Units awarded on August 1, 2017, which vest 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment.

(9)
Represents the number of Performance-Based LTIP Units awarded on February 2, 2018, which vest 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment.

(10)
Represents the number of Performance-Based LTIP Units awarded on November 12, 2018, which, subject to Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period, vest 50% on November 1, 2022 and 50% on November 1, 2023, subject to achievement of performance goals and continued employment. Eligibility to vest under these awards was conditioned on Amazon entering into definitive lease or asset purchase documentation with the Company prior to November 12, 2022. Such conditions have been met.

(11)
Represents the number of Performance-Based LTIP Units awarded on January 1, 2019, which vest 50% upon Compensation Committee determination of the amount of Performance-Based LTIP Units earned for the three-year performance period and 50% on the fourth anniversary of the date of grant, subject to achievement of performance goals and continued employment.

2019 Option Exercises and Shares Vested

       The following table sets forth information regarding the option exercises and share vesting during the fiscal year ending December 31, 2019. The Company has no outstanding options. There were no option exercises in fiscal 2019 and the amount shown under "LTIP Awards" represents the vesting of Time-Based LTIP Units. The value on vesting is calculated by multiplying the number of LTIP Units vested on each date by the market value of our common shares on such date, which is assumed to be the per share closing price on the NYSE.

	Option Awards		LTIP Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
W. Matthew Kelly	—	—	24,772	899,315
David P. Paul	—	—	14,155	513,878
Stephen W. Theriot	—	—	7,078	256,954
Kevin "Kai" Reynolds	—	—	6,553	237,548
M. Moina Banerjee	—	—	4,646	168,038

Employee Retirement Plan

       We do not provide a retirement plan other than a 401(k) plan.

Deferred Compensation

       We do not provide any deferred compensation programs.

Potential Payments upon Termination or Change in Control

       The following summarizes the payments that we may be required to make to our named executive officers in connection with a termination of employment or change in control.

  Employment Agreements

       As described above, the Company previously entered into employment agreements with each of its named executive officers. The following discussion summarizes the payments we may be required to make under the employment agreements upon the following termination events: (i) termination by us without "cause" or by the executive for "good reason" other than a termination within two years following a "change in control" of the Company; (ii) termination by us without "cause" or by the named executive for "good reason" within two years following a "change in control" of the Company; and (iii) death or disability of the named executive officer. The potential payments to the named executive officers will vary depending on which one of these termination events occurs.

       Regardless of the reason for any termination of employment, each named executive officer is entitled to receive the following benefits upon termination pursuant to his employment agreement with the Company: (i) payment of any unpaid portion of the named executive officer's base salary through the effective date of termination; (ii) payment of any accrued but unused vacation pay through the effective date of termination, to the extent provided by the Company's vacation policy; (iii) reimbursement for any outstanding reasonable business expenses; and (iv) payment of any compensation or benefits as may be required by any Company employee benefit plans or programs.

  Termination by us for "Cause" or by the named executive officer without "Good Reason"

       If we terminate any named executive officer's employment agreement for "cause" or the named executive officer terminates his or her employment agreement without "good reason," the executive will only receive the benefits described in the paragraph immediately above, regardless of the reason for the termination of employment.

  Termination by us without "Cause" or by the named executive officer for "Good Reason", outside of a Change in Control

       If we terminate any named executive officer without "cause" or a named executive officer terminates his or her employment for "good reason," in either case other than following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to one times the sum of the named executive officer's base salary and target bonus, (ii) a pro rata bonus for the year of termination, determined based on actual performance, (iii) health care continuation for 18 months, (iv) certain equity vesting benefits as described in the following sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, any outstanding unvested portion of the Formation Units the named executive officer received in connection with the formation transaction (the "Initial Formation Award") and any LTIP Units or other equity awards without performance conditions will vest, and for any Performance-Based LTIP Units and other performance-based awards, a pro rata portion of the awards scheduled to vest on the next vesting date will vest. In addition, any vested stock options held by the terminated named executive officer will remain exercisable for 60 days following termination (or, if earlier, for the remainder of the term of the option) and any vested and unconverted portion of the named executive officer's profits interests will remain convertible.

  Termination by us without "Cause" or by the named executive officer for "Good Reason", following a Change in Control

       If we terminate any named executive officer without "cause" or the named executive officer terminates his or her employment for "good reason," in either case following the execution of a definitive agreement the consummation of which would result in, or within two years following, a change in control, the named executive will have the right to receive, in addition to the benefits to be provided regardless of the reason for the termination of employment, a severance payment that will consist of: (i) cash payment equal to two times (or three times for W. Matthew. Kelly) the sum of such named executive officer's base salary and target bonus, (ii) a pro rata amount of his or her target annual bonus for the year of termination, (iii) health care continuation for two years, (iv) certain equity vesting benefits as described in the next sentence, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. With respect to the equity vesting benefits referenced in (iv) above, all outstanding unvested equity-based awards (including the named executive officer's Initial Formation Award) will vest. In addition, any vested options held by the terminated named executive officer will remain exercisable for 60 days following termination (or, if earlier, for the remainder of the term of the option) and any vested and unconverted portion of the named executive officer's profits interests will remain convertible.

       For purposes of the employment agreements, the terms, "Cause," "Good Reason" and "Change in Control" are defined as follows:

       "Cause" generally means the named executive officer's (i) conviction of, or plea of guilty or nolo contendere to, a felony; (ii) willful and continued failure to use reasonable best efforts to substantially perform his or her duties (other than such failure resulting from the named executive officer's incapacity due to physical or mental illness) that the named executive officer fails to remedy to our reasonable satisfaction within 30 days after our written notice of such failure; or (iii) willful misconduct that is materially economically injurious to us.

       "Good reason" generally means: (i) a reduction in base salary or target annual bonus, (ii) a material diminution in position, authority, duties or responsibilities or the assignment of duties materially and adversely inconsistent with the named executive officer's position as provided under the named executive officer's employment agreement; (iii) a relocation of employment to a location outside of the Washington, DC metropolitan area; or (iv) our material breach of any provision of the employment agreement or any equity agreement with the named executive officer, which will be deemed to include (x) the named executive officer's not holding the title prescribed under the employment agreement, (y) failure of our successor to assume the employment agreement and (z) the named executive officer no longer reporting directly to our Chief Executive Officer (or, in the case of W. Matthew. Kelly, our Board).

       "Change in Control" means the occurrence of one of the following events:

         (i)  Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding common shares (the "Outstanding Company Common Shares") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of trustees (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this section, the following acquisitions shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (d) any acquisition by any entity pursuant to a transaction that complies with the provisions of sections (iii)(1), (2) and (3) below;

        (ii)  Any time at which individuals who, as of the date hereof, constitute the board of trustees of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

       (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

       The compensation payable to named executive officers upon such terminations or change in control will be paid in a single lump sum. The other benefits will be conditioned upon the named executive's continued compliance with the non-competition, non-solicitation, confidentiality and other covenants contained in the employment agreement. All of the foregoing benefits payable upon termination are conditioned upon the named executive's execution of a general release of claims.

  Death or Disability

       If a named executive's employment is terminated by reason of "disability" or death, the executive, or his or her beneficiary, legal representative or estate, in the case of his death, will be entitled to receive: (i) vesting of any outstanding unvested portion of the Initial Formation Award, (ii) vesting of a prorated portion of any outstanding unvested Performance-Based LTIP Units scheduled to vest on the next vesting date (if earned pursuant to the terms and conditions of the award agreement) based on the number of days completed in the vesting cycle then in process for such awards up to and including the date of termination, divided by the total number of days in such vesting cycle, (iii) vesting of all outstanding unvested LTIP Units, (iv) a pro rata bonus for the year of termination, determined based on actual performance, and (v) any unpaid annual bonus for the year preceding the year of termination if the relevant measurement period for such bonus concluded prior to the termination date. Under the employment agreement, the Company may terminate the named executive's employment for

"disability" if, as a result of the executive's incapacity due to physical or mental illness, he or she has been substantially unable to perform his or her duties under the agreement for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the executive shall not have returned to the substantial performance of his or her duties on a full-time basis.

  2017 Plan

       The 2017 Plan provides that if the Company experiences a change in control, then the Compensation Committee may take one or more of the following actions with respect to outstanding awards, in its sole discretion: (i) settle the awards for an amount of cash or securities; (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment within a specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) provide that for a period of at least 20 days prior to the change in control, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the change in control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the change in control and if the change in control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options or stock appreciation rights not exercised prior to the consummation of the change in control will terminate and be of no further force and effect as of the consummation of the change in control. Under the 2017 Plan, the term "change in control" has the same meaning assigned to such term in the employment agreements.

  Unit Issuance Agreements

       Our named executive officers received consideration consisting of OP Units in connection with the formation transaction for their ownership interests in the JBG management company that was contributed to us. These OP Units were issued pursuant to Unit Issuance Agreements that contained vesting and/or transfer restrictions. Fifty percent of such units vested at the consummation of the formation transaction, with the remaining 50% scheduled to vest in equal monthly installments over a 30-month period beginning on February 1, 2020 and ending on July 1, 2022, as long as the individual remains employed by us (subject to accelerated vesting upon the employee's death or "disability," or the termination of the employee's employment with us or our affiliates without "cause" or by the employee for "good reason," or upon the occurrence of a "change in control" or upon non-renewal by us of the employee's employment agreement, as those terms are defined in the executive's employment agreement). The OP Units that are fully vested at the time of issuance will not be transferable or redeemable, including for our common shares or otherwise, for three years following the formation transaction (subject to early termination of the transfer restrictions upon the occurrence of certain specified events similar to those that trigger accelerated vesting, as described above), except that up to 10% of an individual's total OP Units may be sold, pledged or redeemed for our common shares during this period (subject to the transfer and redemption restrictions imposed on the OP Units generally by the limited partnership agreement of our operating partnership). The OP Units that vest after issuance will be subject to the foregoing restrictions on transfer and redemption for five years following the formation transaction (subject to early termination of the transfer restrictions upon the occurrence of certain specified events similar to those that trigger accelerated vesting, as described above).

  Quantification of Benefits under the Termination and Change in Control Events

       The following table summarizes the cash payments and estimated equivalent cash value of benefits that would have been provided to our named executive officers under the terms of their employment agreements described above upon termination under various scenarios, or upon a change in control without a termination, as of December 31, 2019.

	Termination						No Termination
Name	Without Cause/For Good Reason		Without Cause/ For Good Reason Upon or Within Two Years Following a Change of Control		Death/Disability		Change in Control(1)
W. Matthew Kelly
Cash Severance(2)	$1,500,000		$4,500,000		$—		$—
Pro Rata 2019 Bonus	$937,500	(3)	$750,000	(4)	$937,500	(3)	$—
Healthcare Benefits	$24,652		$32,869		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$7,878,634		$7,878,634		$7,878,634		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$3,854,094		$5,563,130		$3,854,094		$—
Accelerated Vesting of Initial Formation Award(7)	$556,493		$556,493		$556,493		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$25,324,673
Accelerated OP Units under Unit Issuance Agreement(8)	$20,390,252		$20,390,252		$20,390,252		$20,390,252
David P. Paul
Cash Severance(2)	$1,250,000		$2,500,000		$—		$—
Pro Rata 2019 Bonus	$781,250	(3)	$625,000	(4)	$781,250	(3)	$—
Healthcare Benefits	$24,652		$32,869		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$3,406,846		$3,406,846		$3,406,846		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$2,202,337		$3,178,929		$2,202,337		$—
Accelerated Vesting of Initial Formation Award(7)	$470,012		$470,012		$470,012		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$11,656,405
Accelerated OP Units under Unit Issuance Agreement(8)	$9,058,979		$9,058,979		$9,058,979		$9,058,979
Stephen W. Theriot
Cash Severance(2)	$1,100,000		$2,200,000		$—		$—
Pro Rata 2019 Bonus	$687,500	(3)	$550,000	(4)	$687,500	(3)	$—
Healthcare Benefits	$24,652		$32,869		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,754,522		$1,754,522		$1,754,522		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$1,101,161		$1,589,455		$1,101,161		$—
Accelerated Vesting of Initial Formation Award(7)	$300,807		$300,807		$300,807		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$6,032,601
Accelerated OP Units under Unit Issuance Agreement(8)	$—		$—		$—		$—

	Termination						No Termination
Name	Without Cause/For Good Reason		Without Cause/ For Good Reason Upon or Within Two Years Following a Change of Control		Death/Disability		Change in Control(1)
Kevin "Kai" Reynolds
Cash Severance(2)	$1,000,000		$2,000,000		$—		$—
Pro Rata 2019 Bonus	$625,000	(3)	$500,000	(4)	$625,000	(3)	$—
Healthcare Benefits	$24,652		$32,869		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$2,224,505		$2,224,505		$2,224,505		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$1,025,170		$1,483,966		$1,025,170		$—
Accelerated Vesting of Initial Formation Award(7)	$300,807		$300,807		$300,807		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$7,228,902
Accelerated OP Units under Unit Issuance Agreement(8)	$6,819,275		$6,819,275		$6,819,275		$6,819,275
M. Moina Banerjee
Cash Severance(2)	$800,000		$1,600,000		$—		$—
Pro Rata 2019 Bonus	$531,250	(3)	$425,000	(4)	$531,250	(3)	$—
Healthcare Benefits	$24,652		$32,869		$—		$—
Accelerated Vesting of Time-Based LTIP Units(5)	$1,440,707		$1,440,707		$1,440,707		$—
Accelerated Vesting of Performance-Based LTIP Units(6)	$733,147		$1,065,814		$733,147		$—
Accelerated Vesting of Initial Formation Award(7)	$195,785		$195,785		$195,785		$—
Cancellation of Equity Awards in Exchange for Cash	$—		$—		$—		$4,728,965
Accelerated OP Units under Unit Issuance Agreement(8)	$2,840,726		$2,840,726		$2,840,726		$2,840,726

(1)
Consists of a Change in Control under the 2017 Plan in which the Compensation Committee, in its sole discretion, elects to settle all outstanding awards, whether vested or unvested, for cash, as permitted under the 2017 Plan. Amounts assume that, with respect to the Performance-Based LTIP Units, the Compensation Committee elects, in its sole discretion, to deem the performance conditions satisfied at maximum level, as permitted under the 2017 Plan and, with respect to Formation Units, that conversion of the Formation Units into LTIP Units occurs on December 31, 2019. Amounts calculated as (i) in the case of Time-Based LTIP Units and Performance-Based LTIP Units, the product of (x) the number of any Time-Based LTIP Units that have not vested and the number of all Performance-Based LTIP Units, at the maximum level, that have not vested, respectively, multiplied by (x) the closing price of our common shares of $39.89 on December 31, 2019, and (ii) in the case of Formation Units, (x) the number of Formation Units that have not vested multiplied by (ii) the difference between the closing price of our common shares of $39.89 on December 31, 2019 and the "participation threshold" ($37.10) of the Formation Units.

(2)
Represents cash severance payment based on 2019 base salary and 2019 target bonus.

(3)
Based on the assumption that the termination of employment occurs on December 31, 2019, the "pro rata" bonus payment is equivalent to the actual bonus paid for such entire fiscal year.

(4)
Based on the assumption that the termination of employment occurs on December 31, 2019, the "pro rata" bonus payment is equivalent to the target bonus for such fiscal year.

(5)
Amount calculated as (i) the number of units that have not vested (from the Outstanding Equity Awards at Fiscal Year-End December 31, 2019 Table) multiplied by (ii) the closing price of our common shares of $39.89 on December 31, 2019.

(6)
Based on our absolute TSR and TSR relative to our peer group for each Performance-Based LTIP Unit award over a specified period ending December 31, 2019.

(7)
Accelerated vesting of Formation Units is calculated as (i) the number of Formation Units that have not vested (from the Outstanding Equity Awards at Fiscal Year End December 31, 2019 Table) multiplied by (ii) the difference between the closing price of our common shares of $39.89 on December 31, 2019 and the "participation threshold" ($37.10) of the Formation Units.

(8)
Accelerated vesting of OP Units under the Unit Issuance Agreements is calculated as (i) the number of OP Units that have not vested multiplied by (ii) the closing price of our common shares of $39.89 on December 31, 2019.

Equity Compensation Plan Information

       The following table sets forth certain information concerning our common shares authorized for issuance under the 2017 Plan and our Employee Share Purchase Plan (the "Share Purchase Plan") as of December 31, 2019.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by shareholders(1)	6,484,806	(2)	$—	5,911,394	(3)
Equity compensation plans not approved by shareholders	—		—	—
Total equity compensation plans	6,484,806		$—	5,911,394

(1)
Each of the 2017 Plan and the Share Purchase Plan was adopted by our Board on June 23, 2017, approved by our sole shareholder on July 10, 2017 and became effective as of July 17, 2017.

(2)
This amount represents the number of our common shares that may be issued upon conversion of OP units that may be received upon conversion of LTIP Units, Time-Based LTIP Units, Performance-Based LTIP Units and Formation Units awarded under the 2017 Plan. This amount assumes that the maximum number of our common shares is issued upon achievement of the performance targets for the Performance-Based LTIP Units.

(3)
As of December 31, 2019, there were 3,910,548 common shares available for future issuance under the 2017 Plan and 2,000,846 common shares available for future issuance under the Share Purchase Plan.

CEO Pay Ratio

       As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.

       To identify the "median employee" from our employee population, we used W-2 Medicare compensation for employees (annualizing such compensation for employees who had worked less than the 12-month period) and excluding our CEO from the calculation. We did not use any statistical sampling techniques and did not make any cost of living adjustments in identifying our median employee. Using this methodology, we determined that we had 986 employees as of December 31, 2019. We identified our median employee from this employee population.

       The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $4,893,799. The 2019 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $95,058. The ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2019 is 51.48 to 1.The SEC's rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       As of March 2, 2020, we had approximately 134.9 million common shares outstanding and 14.4 million OP Units outstanding (other than OP Units owned by us) for an aggregate of approximately 149.3 million outstanding shares and OP Units. This section sets forth information regarding the beneficial ownership of our executive officers, trustees and holders known to us to hold more than 5% of our common shares.

Security Ownership of Trustees and Executive Officers

       The table below sets forth the beneficial ownership of the Company's securities by its trustees, named executive officers and trustees and executive officers as a group as of March 2, 2020.

       The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common shares subject to options or other rights (as set forth above) held by that person that are currently exercisable or will become exercisable within 60 days thereafter are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all securities shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

       Unless otherwise indicated, the address of each named person is c/o JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

       To our knowledge, no shares beneficially owned by any executive officer or trustee have been pledged as security.

	Number of Common Shares and OP Units(1)(2)	Percent of All Common Shares(1)	Percent of All Common Shares and OP Units(1)
Steven Roth(3)	4,518,745	3.34%	3.03%
W. Matthew Kelly(4)	942,046	*	*
M. Moina Banerjee(5)	165,008	*	*
Scott A. Estes(6)	35,654	*	*
Alan S. Forman(7)	3,883,189	2.88	2.60
Michael J. Glosserman(8)	493,278	*	*
Charles E. Haldeman, Jr.(9)	70,240	*	*
Carol A. Melton(10)	17,740	*	*
William J. Mulrow(11)	12,071	*	*
David P. Paul(12)	579,953	*	*
Kevin "Kai" Reynolds(13)	393,022	*	*
Mitchell N. Schear(14)	80,718	*	*
Ellen Shuman(15)	14,965	*	*
Robert A. Stewart(16)	1,063,191	*	*
Stephen W. Theriot(17)	50,704	*	*
John F. Wood(18)	14,965	*	*
All trustees and executive officers as a group (17 people)	12,345,085	8.90%	8.25%

*
Less than 1.0%

(1)
The total number of common shares and OP Units outstanding used in calculating this percentage assumes that all OP Units that each person owns are deemed to have been redeemed for common shares, but such common shares are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.

(2)
The LTIP Units included in this column have vested and the Book-Up Target has been reduced to zero. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table—LTIP Units" for additional information regarding the Book-Up Target. LTIP Units, once vested, are convertible at the option of the holder, into an equal number of OP Units. The resulting OP Units are redeemable for an equal number of common shares beginning on the two-year anniversary of the date of the issuance of the LTIP Units.

(3)
Consists of 4,247,225 common shares, 263,431 OP Units and 8,089 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020. Interstate Properties, a partnership of which Mr. Roth is one of the three general partners, received 2,751,774 common shares in the distribution by Vornado. These common shares are included in the total common shares and the percentage of common shares beneficially owned for Mr. Roth. Mr. Roth shares voting power and investment power with respect to these common shares with the two other general partners. Also includes 1,936 common shares owned by the Daryl and Steven Roth Foundation over which Mr. Roth holds sole voting power and sole investment power. Does not include 18,649 common shares which are owned by Mr. Roth's spouse, as to which Mr. Roth disclaims any beneficial interest.

(4)
Consists of 1,410 common shares, 834,122 OP Units and 106,514 vested Time-Based LTIP Units (including 45,284 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of March 2, 2020. 442,988 of such OP Units are subject to Unit Issuance Agreement vesting restrictions. Does not include 320,000 OP Units held through a limited liability company in which certain trusts for the benefit of parties other than Mr. Kelly own equity interests, as to which Mr. Kelly disclaims beneficial ownership. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 250,965 Time-Based LTIP units that remain subject to time-based vesting conditions.

(5)
Consists of 5,000 common shares, 148,159 OP Units and 11,849 vested Time-Based LTIP Units convertible into OP Units within 60 days of March 2, 2020. 61,698 of such OP Units are subject to Unit Issuance Agreement vesting restrictions. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 42,693 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(6)
Consists of 20,000 common shares and 15,654 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(7)
Consists of 3,871,118 common shares held by Yale University through various investment vehicles and 12,071 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020. Mr. Forman serves as Director of Investments at the Yale University Investments Office. Mr. Forman disclaims beneficial ownership of all common shares owned by Yale University.

(8)
Consists of 485,189 OP Units and 8,089 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020. 258,622 of such OP Units are subject to Unit Issuance Agreement vesting restrictions.

(9)
Consists of 55,000 common shares and 15,240 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(10)
Consists of 2,500 common shares and 15,240 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(11)
Consists solely of 12,071 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(12)
Consists of 29,619 common shares, 477,610 OP Units and 72,724 vested Time-Based LTIP Units (including 37,736 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of March 2, 2020. 196,794 of such OP Units are subject to Unit Issuance Agreement vesting restrictions. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 87,675 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(13)
Consists of 20,018 common shares, 356,244 OP Units and 16,760 vested Time-Based LTIP Units convertible into OP Units within 60 days of March 2, 2020. 148,148 of such OP Units are subject to Unit Issuance Agreement vesting restrictions. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 68,123 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(14)
Consists of 31,938 common shares, 42,069 OP Units and 6,711 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(15)
Consists solely of 14,965 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

(16)
Consists of 186,290 common shares, 844,934 OP Units and 31,967 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020. 349,856 of such OP Units are subject to Unit Issuance Agreement vesting restrictions. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 45,757 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(17)
Consists of 3,482 common shares, 4,556 OP Units and 42,666 vested LTIP Units (including 25,169 LTIP Units granted in lieu of cash bonus) convertible into OP Units within 60 days of March 2, 2020. The total excludes Performance-Based LTIP Units that remain subject to performance-based vesting conditions and 49,011 Time-Based LTIP Units that remain subject to time-based vesting conditions.

(18)
Consists solely of 14,965 vested LTIP Units convertible into OP Units within 60 days of March 2, 2020.

Security Ownership of Certain Beneficial Owners

       The following table sets forth the beneficial ownership of the Company's securities by each holder of five percent or more of our common shares as of March 2, 2020.

	Number of Common Shares and Partnership Units(1)	Percentage of All Common Shares	Percentage of All Common Shares and Partnership Units
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, PA 19355	18,650,832	13.83%	12.49%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	13,666,396	10.13%	9.15%
Norges Bank (The Central Bank of Norway)(4) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo, Norway	13,114,255	9.72%	8.78%
T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	11,830,894	8.77%	7.92%

(1)
Consists solely of common shares.

(2)
Based on information provided in a Schedule 13G/A filed on February 11, 2020 by The Vanguard Group. The Vanguard Group has sole voting power with respect to 188,916 common shares, shared voting power with respect to 141,216 common shares, sole dispositive power with respect to 18,463,609 common shares and shared dispositive power with respect to 187,223 common shares. The Schedule 13G/A further indicated that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 46,007 common shares as a result of its serving as investment manager of collective trust accounts and that Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 284,125 common shares as a result of its serving as investment manager of Australian investment offerings.

(3)
Based on information provided in a Schedule 13G/A filed on February 4, 2020 by BlackRock. BlackRock has sole voting power with respect to 13,155,820 common shares and sole dispositive power with respect to 13,666,396 common shares.

(4)
Based on information provided in a Schedule 13G/A filed on January 31, 2020 by Norges Bank. Norges Bank has sole voting power and sole dispositive power with respect to 13,114,255 common shares.

(5)
Based on information provided in a Schedule 13G filed on February 14, 2020 by T. Rowe Price. T. Rowe Price has sole voting power with respect to 2,371,640 common shares and sole dispositive power with respect to 11,830,894 common shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

       Our Board has adopted a policy regarding transactions with related persons, which we refer to as our "related party transactions policy." Our related party transactions policy requires that a "related party," which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company's common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any "related party transaction" (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Legal Officer. Related party transactions must be approved or ratified by either the Corporate Governance and Nominating Committee or the full Board.

Agreements with Vornado

       In connection with the formation transaction, the Company and Vornado entered into certain agreements pursuant to which the Company received substantially all of the assets and liabilities of Vornado's Washington, DC segment, which operated as Vornado / Charles E. Smith, provided a framework for our relationship with Vornado after the formation transaction and provided for the allocation between the Company and Vornado of Vornado's assets, liabilities and obligations (including its assets, employees and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from Vornado.

Tax Matters Agreement

       In connection with the formation transaction, Vornado and the Company entered into a Tax Matters Agreement which generally governs Vornado's and our respective rights, responsibilities and obligations after the formation transaction with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the formation transaction and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax elections, tax contests and certain other tax matters.

       In general, under the Tax Matters Agreement, the Company is liable for any taxes (other than taxes related to the pro rata distribution on July 17, 2017 by Vornado to its common shareholders of all of our common shares held by Vornado (the "distribution"), which will be allocated in the manner described in the next paragraph) attributable to the Company and our subsidiaries, unless such taxes are imposed on the Company or any of the REITs contributed by Vornado (i) with respect to a period before the distribution as a result of any action taken by Vornado after the distribution, or (ii) with respect to any period as a result of Vornado's failure to qualify as a REIT for the taxable year of Vornado that includes the distribution.

       In addition, the Tax Matters Agreement imposes certain restrictions on the Company and our subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution by Vornado and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the distribution by Vornado, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, each party is responsible for any taxes imposed on Vornado or the Company that arise from the failure of the distribution by Vornado, together with certain related transactions, to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code (including as a result of Section 355(e) of the Code), to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party's respective shares, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

Cleaning Services Agreements

       Pursuant to the Master Transaction Agreement certain subsidiaries of the Company and a subsidiary of Vornado entered into agreements pursuant to which a subsidiary of Vornado provides cleaning, engineering and security services to certain properties received in connection with the formation transaction. The initial term of these agreements is two years from the formation transaction, with each agreement subject to automatic renewal for additional one-year terms, unless terminated earlier by either party. In 2019, we paid approximately $21.8 million pursuant to these agreements.

Property Management Agreements

       The Company and Vornado entered into management contracts in connection with the formation transaction whereby the Company provides property management, asset management, leasing brokerage and other similar services with respect to certain Vornado real property assets located in the Washington, DC metropolitan area that were not contributed to us in the formation transaction. In 2019, total revenue related to these services was approximately $2.0 million pursuant to these management agreements.

Management Subcontracts

       We provide third-party asset management and real estate services for the benefit of the JBG Legacy Funds, which are entities owned in part by members of our senior management, and other third parties. Such services are provided pursuant to management subcontracts and other service agreements, which were entered into in connection with the formation transaction. In 2019, we earned approximately $33.0 million, including reimbursements, in aggregate fees pursuant to these agreements.

Robert A. Stewart Employment Agreement

       In connection with the formation transaction we entered into an employment agreement with Mr. Robert Stewart, our Executive Vice Chairman, the non-economic terms of which are substantially the same as employment agreements with our named executive officers. Under the terms of this agreement, in 2019 we paid Mr. Stewart an annual salary of $500,000 and issued him 14,615 Time-Based LTIP Unit awards and 25,667 Performance-Based LTIP Unit awards with a grant date fair value of $999,972. Effective January 1, 2020, the Company and Mr. Stewart agreed to modify the terms of his employment agreement to provide that Mr. Stewart's base salary will be reduced to $50,000 and, for 2020, he will receive a grant of long-term incentive partnership units in an amount not less than $500,000 divided by the fair value of a long-term incentive partnership unit on the grant date.

Mitchell N. Schear Consulting Agreement

       In connection with our formation, on March 10, 2017, we entered into a consulting agreement with Mitchell N. Schear, which took effect upon the closing of the formation transaction (the "Consulting Agreement"). The purpose of the Consulting Agreement was to secure Mr. Schear's expertise in managing what was Vornado's Washington, DC division prior to the formation transaction to facilitate a smooth transition from Vornado and integration of its operations with those of JBG. The Consulting Agreement, which had an initial term through December 31, 2017, provided for the payment of consulting fees at the rate of $166,667 per month and for business expense reimbursements and additional cash allowances of $2,750 per month related to Mr. Schear's services. Although the consulting period under this agreement expired on December 31, 2017, Mr. Schear was entitled to payments of $169,417 per month thereunder through July 2019. In 2019, Mr. Schear was paid $1.1 million pursuant to this agreement. Mr. Schear is subject to a perpetual non-disclosure covenant and, through the first anniversary of the closing of the formation transaction, was subject to a non-competition covenant and a non-solicitation of employees and consultants covenant.

Partnership Agreement

       In connection with the formation transaction, in July 2017, we entered into the partnership agreement with the limited partners, some of whom are our trustees and executive officers, in our operating partnership. As of the Record Date, we owned, directly or indirectly, approximately 90% of the partnership interests in our operating partnership. In the future, we may issue additional interests in our operating partnership to trustees or executive officers.

       Subject to certain specified notice requirements, periodic limits and minimum thresholds set forth in the partnership agreement, a limited partner may generally exercise a redemption right to redeem OP Units at any time beginning the later of (1) August 1, 2018, and (2) twelve months from the date of the issuance of the limited partnership units held by the limited partner, subject to certain limitations in terms of timing and the total number of OP Units that can be redeemed in a single year. In addition, we may reduce or waive the holding period.

Indemnification Agreements

       We entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

       However, under Maryland law, a Maryland real estate investment trust may not indemnify for an adverse judgment in a suit by or in the right of the real estate investment trust or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a real estate investment trust to advance reasonable expenses to a trustee or officer upon the real estate investment trust's receipt of (a) a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the real estate investment trust and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the real estate investment trust if it shall ultimately be determined that the standard of conduct was not met.

 MISCELLANEOUS

Other Matters to Come Before the Annual Meeting

       No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2021 Annual Meeting

       Any proposal of a shareholder intended to be included in our proxy statement for the 2021 Annual Meeting pursuant to SEC Rule 14a-8 must be received by us no later than November 13, 2020 unless the date of our Annual Meeting is more than 30 days before or after April 30, 2021, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be directed to our Corporate Secretary, at 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814.

       In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2021 Annual Meeting must be received no earlier than October 14, 2020 and no later than 5:00 p.m., Eastern Time, on November 13, 2020. If, however, the 2021 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Proxy Materials

       If you and other residents at your mailing address own common shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 (telephone number: 1-866-540-7095). The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, we will promptly send a copy to you if you address your written request to or call JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, MD 20814, Attention: Jaime Marcus at (240) 333-3643 or email jmarcus@jbgsmith.com. If you are receiving multiple copies of our Annual Report and Proxy Statement, you can request householding by contacting Investor Relations in the same manner.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2020

       This Proxy Statement and our 2019 Annual Report are available on our website at www.jbgsmith.com. Information on or accessible through our website is not and should not be considered part of this Proxy Statement. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

       Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2019 for a reasonable fee.

By Order of the Board of Trustees,

Steven A. Museles
Chief Legal Officer and Corporate Secretary

Bethesda, Maryland
March 13, 2020

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. JBG SMITH PROPERTIES 4747 BETHESDA AVENUE, SUITE 200 BETHESDA, MARYLAND 20814 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E91018-P32025 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. JBG SMITH PROPERTIES The Board of Trustees recommends you vote FOR the following: 1. To elect eleven trustees to the Board of Trustees to serve until the 2021 Annual Meeting of Shareholders and until their successors have been duly elected and qualify. Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Scott A. Estes For Against Abstain ! ! For ! ! Against ! ! Abstain 1b. Alan S. Forman 1j. Ellen Shuman 1c. Michael J. Glosserman 1k. Robert A. Stewart The Board of Trustees recommends you vote FOR proposals 2 and 3. 1d. Charles E. Haldeman, Jr. ! ! ! 2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's Proxy Statement ("Say-on-Pay"). 1e. W. Matthew Kelly 1f. Alisa M. Mall ! ! ! 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. 1g. Carol A. Melton 1h. William J. Mulrow NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1i. Steven Roth Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E91019-P32025 JBG SMITH PROPERTIES Annual Meeting of Shareholders April 30, 2020 8:30 AM This proxy is solicited by the Board of Trustees The undersigned shareholder(s) hereby appoint(s) W. Matthew Kelly and Steven A. Museles, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of JBG SMITH PROPERTIES that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, local time, on April 30, 2020, at 4747 Bethesda Avenue, Suite 200, Bethesda, Maryland 20814, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations. Continued and to be signed on reverse side